UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Hudson Global, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

HUDSON GLOBAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 24, 2016

To the Stockholders of Hudson Global, Inc.:

We are providing notice that the annual meeting of stockholders of Hudson Global, Inc. will be held on Tuesday, May 24, 2016, at 8:00 A.M., local time, at the offices of Foley & Lardner LLP, 90 Park Avenue, 35th Floor, New York, New York 10016, for the following purposes:

1.	To elect five directors to hold office until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified;
2.	To approve, by advisory vote, the compensation of our named executive officers as disclosed in the accompanying proxy statement;
3.	To ratify the appointment of KPMG LLP as independent registered public accounting firm to audit Hudson Global, Inc.’s financial statements for the fiscal year ending December 31, 2016; and
4.	To approve an amendment and restatement of the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan.

We also will consider and act upon such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only stockholders of record at the close of business on March 28, 2016 will be entitled to vote at the annual meeting and any adjournment or postponement of the meeting.

Your vote is important no matter how large or small your holdings may be. To assure your representation at the annual meeting, please vote your shares over the Internet or via the toll-free telephone number, as instructed in the Notice of Internet Availability of Proxy Materials. You also may request a printed proxy card to submit your vote by mail. You will not receive a printed copy of the proxy materials unless you request them, as instructed in the Notice of Internet Availability of Proxy Materials.

For directions to the annual meeting, please write Philip A. Skalski, Corporate Secretary, Hudson Global, Inc., 1325 Avenue of the Americas, 12th Floor, New York, New York 10019 or call (212) 351-7300.

By Order of the Board of Directors
HUDSON GLOBAL, INC.

Philip A. Skalski
Corporate Secretary

New York, New York
April 13, 2016

PROXY STATEMENT

i

ii

HUDSON GLOBAL, INC.
1325 Avenue of the Americas, 12th Floor
New York, New York 10019

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 24, 2016

ANNUAL MEETING INFORMATION

Our Board of Directors is soliciting proxies for use at our annual meeting of stockholders, which will be held on Tuesday, May 24, 2016, at 8:00 A.M., local time, at the offices of Foley & Lardner LLP, 90 Park Avenue, 35th Floor, New York, New York 10016, and all adjournments or postponements of the meeting, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.

On or before April 13, 2016, we mailed to you and our other stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report on the Internet and to vote your shares over the Internet or by telephone. You will not receive a printed copy of the proxy materials unless you request them. If you would like to receive a printed copy of our proxy materials, including a printed proxy card on which you may submit your vote by mail, then you should follow the instructions for obtaining a printed copy of our proxy materials contained in the Notice of Internet Availability of Proxy Materials.

Submitting your proxy over the Internet, by telephone or by executing and returning a printed proxy card will not affect your right to attend the annual meeting and to vote in person. However, your presence at the annual meeting will not in itself revoke your submitted proxy. You may revoke your proxy at any time before it is exercised only by notifying us in writing or in open meeting.

If you submit your proxy over the Internet or by telephone, or you request a printed proxy card and properly execute and return the proxy card by mail, then the persons named as proxies will vote the shares represented by your proxy according to your instructions. If you request a printed proxy card and properly execute and return the proxy card by mail, but do not mark voting instructions on the proxy card, then the persons named as proxies will vote (i) FOR the five nominees for election as directors referred to in this proxy statement, (ii) FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement, (iii) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, and (iv) FOR the approval of the amendment and restatement of our 2009 Incentive Stock and Awards Plan. Our management knows of no matters other than those set forth in the Notice of Annual Meeting of Stockholders to be brought before the annual meeting. However, if any other business or matters properly shall come before the annual meeting, then the persons named as proxies in the form of proxy will vote the shares represented by each proxy in accordance with their judgment on such other business or matters.

Only holders of record of our common stock at the close of business on March 28, 2016 are entitled to vote at the annual meeting. On March 28, 2016, there were 34,407,697 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote.

If you would like to attend the annual meeting, you must demonstrate that you were a stockholder on March 28, 2016 and you must bring photo identification with you to the annual meeting. If your shares are held through a broker, bank or nominee, you must bring to the annual meeting a copy of your brokerage account statement, which you can obtain from your broker, bank or nominee that holds your shares. If your shares are registered directly in your name with our transfer agent, Computershare, Inc., you need only bring photo identification with you to the annual meeting.

PRINCIPAL STOCKHOLDERS

Management and Directors

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 28, 2016 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table set forth below; and (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group. Each of the holders listed below has sole voting and investment power over the shares beneficially owned by such holder. None of the holders listed below have pledged any of their shares as security.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Alan L. Bazaar(1)	43,228	*
Richard K. Coleman, Jr.(1)	91,690	*
Jeffrey E. Eberwein(1)(2)	2,862,649	8.3%
Ian V. Nash(1)(3)(4)	32,299	*
Stephen A. Nolan(5)	813,828	2.3%
Patrick Lyons(4)(5)	111,890	*
David F. Kirby(4)(5)	65,860	*
Manuel Marquez(6)	112,775	*
Arthur Curcuru(7)	14,572	*
Neil J. Funk(8)	54,658	*
All directors, nominees and executive officers as a group (10 persons)(1)(2)(4)(5)	4,203,449	12.2%

*	Denotes less than 1%.
(1)	Includes the following share units under our Director Deferred Share Plan, which are payable only in shares of common stock upon a director ceasing service as a Board member: Alan L. Bazaar, 43,228; Richard K. Coleman, Jr., 88,690; Jeffrey E. Eberwein, 87,649; Ian V. Nash, 7,299; and all directors, nominees and executive officers as a group, 226,866 shares.
(2)	Includes 2,650,000 shares owned directly by Lone Star Value Investors, LP (“Lone Star Value Investors”). Jeffrey E. Eberwein, solely by virtue of his position as the manager of Lone Star Value Investors GP, LLC, the general partner of Lone Star Value Investors, and as the sole member of Lone Star Value Management, LLC (“Lone Star Value Management”), the investment manager of Lone Star Value Investors, may be deemed to beneficially own the shares owned directly by Lone Star Value Investors. Also includes 125,000 shares held in an account separately managed by Lone Star Value Management (the “Separately Managed Account I”). Lone Star Value Management, as the investment manager of the Separately Managed Account I, may be deemed to beneficially own the shares of Common Stock held in the Separately Managed Account I; and Mr. Eberwein, as the sole member of Lone Star Value Management may be deemed to beneficially own the shares of Common Stock held in the Separately Managed Account. Mr. Eberwein expressly disclaims beneficial ownership of all of such shares except to the extent of his pecuniary interest therein.
(3)	On October 2, 2015, our Board of Directors elected Ian V. Nash as a director of our company.
(4)	Includes the following shares of common stock subject to stock options, which are exercisable within 60 days of March 28, 2016: Ian V. Nash, 25,000; Patrick Lyons, 5,000; David F. Kirby, 1,500; Neil J. Funk, 5,000; and all directors, nominees and executive officers as a group, 36,500 shares.
(5)	Includes the following shares of restricted common stock, which are subject to forfeiture until they vest: Stephen A. Nolan, 500,000 shares; Patrick Lyons, 72,000; David F. Kirby, 21,500; and all directors, nominees and executive officers as a group, 593,500 shares.
(6)	Upon the expiration of his employment agreement on May 12, 2015, Mr. Marquez ceased to be Chairman and Chief Executive Officer and, pursuant to our company’s Amended and Restated By-Laws, a director of our company. The shares of our common stock beneficially owned by Mr. Marquez listed in the table are as of May 12, 2015, except that the shares listed in the table exclude 400,000 stock options which expired on November 12, 2015.

(7)	Mr. Curcuru resigned from his position with our company and his employment with our company ended July 27, 2015.
(8)	On October 2, 2015, we entered into a separation and consulting agreement with Mr. Funk pursuant to which his employment with our company ended October 31, 2015.

Other Beneficial Owners

The following table sets forth certain information regarding beneficial ownership by other persons known to us to own more than 5% of our outstanding common stock as of March 28, 2016.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)
	Voting Power		Investment Power		Aggregate	Percent of Class
	Sole	Shared	Sole	Shared
Sagard Capital Partners, L.P. 325 Greenwich Avenue Greenwich, CT 06830	0	4,650,189	0	4,650,189	4,650,189	14.1%
Hotchkis and Wiley Capital Management, LLC 725 South Figueroa St., 39th Floor Los Angeles, CA 90017	3,646,360	0	4,806,215	0	4,806,215	13.86%
Heartland Advisors, Inc. 789 North Water St. Milwaukee, WI 53202	0	3,905,312	0	4,101,963	4,101,963	11.9%
Lone Star Value Management, LLC 53 Forest Avenue, 1st Floor Old Greenwich, CT 06870	2,775,000	0	2,775,000	0	2,775,000	7.9%
Cannell Capital, LLC 245 Meriwether Circle Alta, WY 83414	0	1,984,748	0	1,984,748	1,984,748	5.7%

(1)	These amounts represent the number of shares beneficially owned as disclosed in reports regarding beneficial ownership filed with the Securities and Exchange Commission under Section 13(g) or Section 13(d) of the Securities Exchange Act of 1934.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Certificate of Incorporation and By-Laws provide that all of our directors stand for election on an annual basis. At the 2016 annual meeting, our stockholders will elect five directors to hold office until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified.

Listed below are the nominees of our Board of Directors for election at the 2016 annual meeting.

Nominees for Election at the Annual Meeting

Alan L. Bazaar, 45, has served as a director since June 2015. Mr. Bazaar is the Chief Executive Officer of Hollow Brook Wealth Management LLC, a position he has held since December 2013, where he is responsible for firm-wide operations, investment research and portfolio management, and previously served in this position as Co-Executive Officer since January 2013. Prior to that, Mr. Bazaar served at Hollow Brook as Managing Director from 2010 through 2012. Mr. Bazaar also is Chairman of the Board of Directors of Wireless Telecom Group, Inc., which designs and manufactures radio frequency and microwave-based products for wireless and advanced communications industries, and has served as a director of that company since June 2013. Since March 2015, Mr. Bazaar also has served as a director of LoJack Corporation, a provider of tracking and recovery systems as well as equipment and fleet telematics. Mr. Bazaar served as a director of NTS, Inc., a broadband services and telecommunications company, from 2012 until the completion of its sale in 2014. From 2004 until 2008, Mr. Bazaar served as a director of Media Sciences International, Inc., which manufactured and distributed business color printer supplies and industrial ink applications in the United States. From 1999 until 2009, Mr. Bazaar was a Managing Director and Portfolio Manager at Richard L. Scott Investments, LLC where he co-managed the public equity portfolio and was responsible for all elements of due diligence. Previously, Mr. Bazaar served as a director of Airco Industries, Inc., a privately held manufacturer of aerospace products, and was employed by Arthur Andersen LLP in the Assurance and Financial Buyer’s Practices group and in the Business Fraud and Investigation Services Unit. Mr. Bazaar is a certified public accountant, and received a Bachelor of Arts degree from Bucknell University and a Master of Science and Master of Business Administration from the Stern School of Business at New York University. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Bazaar should continue to serve as a director of our company include his public market, financial and accounting expertise.

Richard K. Coleman, Jr., 59, has served as a director since May 2014. Mr. Coleman is President and Chief Executive Officer of Crossroads Systems, Inc., a global provider of data archive solutions, where he also serves as a director. Mr. Coleman has deep experience serving in senior executive positions and on various public company boards, and has gained extensive expertise in business development and operations. In addition to his position with Crossroads Systems, which he joined in 2013, he founded in 1998 and serves as the President of Rocky Mountain Venture Services, a firm that helps companies plan and launch new business ventures and restructuring initiatives. Mr. Coleman also has served in a variety of senior operational roles, including CEO of Vroom Technologies Inc., Chief Operating Officer of MetroNet Communications, and President of US West Long Distance. He also has held significant officer-level positions with Frontier Communications, Centex Telemanagement and Sprint Communications. Also, Mr. Coleman is a director of Ciber, Inc., a leading global information technology company, where he serves on the Audit and Nominating/Corporate Governance Committees. He formerly served as a director of NTS, Inc., a broadband services and telecommunications company, and of On Track Innovations Ltd., one of the pioneers of cashless payment technology, from 2012 to 2014, and Aetrium Incorporated, a recognized world leader in the global semiconductor industry from 2013 to 2014. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Coleman should continue to serve as a director of our company include his extensive operating expertise and his broad leadership experience.

Jeffrey E. Eberwein, 45, has served as a director since May 2014. Mr. Eberwein is the founder and CEO of Lone Star Value Management, an investment firm. He has more than 20 years of Wall Street experience, and has valuable public company and financial expertise gained through his employment history and directorships. Prior to founding Lone Star in 2013, Mr. Eberwein was a private investor and served as a portfolio manager at Soros Fund Management from 2009 to 2011 and Viking Global Investors from 2005 to 2008. Mr. Eberwein also is chairman of the board at four other publicly traded companies: AMERI Holdings,

Inc., an IT services company; ATRM Holdings, Inc., a modular building company; Digirad Corporation, a medical imaging company; and Crossroads Systems, Inc., a global provider of data archive solutions. Additionally, Mr. Eberwein serves as a director of Novation Companies, Inc. Mr. Eberwein previously served as a director of NTS, Inc. and On Track Innovations Ltd. from 2012 to 2014 and Goldfield Corporation from 2012 to 2013. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Eberwein should continue to serve as a director of our company include his expertise in finance and experience in the investment community. Mr. Eberwein earned an MBA from The Wharton School, University of Pennsylvania and a BBA with High Honors from The University of Texas at Austin.

Ian V. Nash, 60, has served as a director since October 2015. Mr. Nash has nearly 30 years of experience within the recruitment industry. Mr. Nash served as Chief Financial Officer and as a director of Robert Walters PLC, a London Stock Exchange-listed global recruitment company, from 2001 to 2007. Prior to that, Mr. Nash served as Chief Financial Officer of Michael Page International PLC, a London Stock Exchange-listed global recruitment company, from 1987 to 1999. From 2007 to 2010, Mr. Nash provided consultancy services to several recruitment companies. Currently, Mr. Nash serves as Chairman of three privately-held recruiting firms: Acre Resources Limited, which specializes in sustainability recruitment, EarthStream Global Limited, a technology and engineering recruiting firm, and Fulfil (1) Topco Limited, which does business as Investigo Limited, and specializes in professional services recruitment. Mr. Nash has served as Chairman of Acre Resources Limited and EarthStream Global Limited since 2010 and of Investigo Limited since 2012. Mr. Nash also has served since 2013 as a director of Morgan Hunt Holdings Limited, a public sector recruitment firm. Mr. Nash is a chartered accountant. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Nash should continue to serve as a director of our company include his extensive recruitment industry experience and expertise in finance. Mr. Eberwein, as a member of the Nominating and Governance Committee, had recommended Mr. Nash to the Nominating and Governance Committee as a nominee and our Board of Directors subsequently appointed Mr. Nash as a director of our company on October 2, 2015.

Stephen A. Nolan, 55, has served as a director since June 2015. Mr. Nolan is the Chief Executive Officer of our company and has served in that capacity since May 2015. Until August 2015, Mr. Nolan also served concurrently as Executive Vice President and Chief Financial Officer, a position he held since joining our company in May 2013. Mr. Nolan also served as our company’s Controller from March 2014 to March 2015. From 2004 until 2012, Mr. Nolan served as Chief Financial Officer of Adecco Group North America, a staffing and human capital division of Adecco SA, one of the world’s leading human resources service providers. Prior to that, Mr. Nolan served as Chief Financial Officer, North America, of DHL Global Forwarding, a division of Deutsche Post AG, one of the world’s leading mail and logistics service providers, from 2001 until 2004, as Vice President and Corporate Controller of NewPower Holdings, Inc. from 2000 until 2001, and as Corporate Controller of Reckitt Benckiser North America from 1988 until 2000. Mr. Nolan is a Chartered Accountant and a former Assistant Regional Accountant, U.K. and Europe, at Reckitt & Colman plc and Audit Senior at PricewaterhouseCoopers. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Nolan should continue to serve as a director of our company include his financial and accounting expertise and his experience in the staffing industry.

Change in Control

We entered into agreements that required us to provide compensation or other benefits to our named executive officers and certain other employees in the event of a change in control of our company or a termination of the officer or employee following a change in control of our company. These agreements provided that a change in control of our company occurred if, among other things, individuals who were directors as of the date of the agreement and any new director whose appointment or election was approved or recommended by a vote of at least two-thirds of the directors then in office who were either directors on the date of the agreement or whose appointment or election was previously so approved or recommended (each, a “continuing director”) cease to constitute a majority of our directors. A change in control of our company occurred at our 2015 annual meeting of stockholders under these agreements because continuing directors ceased to constitute a majority of our directors. See “Executive Compensation — Option Exercises and Stock Vested” for more information on compensation on shares of restricted stock granted to certain of our named executive officers that vested as a result of such change in control of our company.

Vote Required

Each director will be elected by a plurality of the votes cast at the annual meeting (assuming a quorum is present). Consequently, any shares not voted at the annual meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Shares of common stock represented by executed, but unmarked, proxies will be voted in favor of the election as directors of the persons named as nominees; provided that, if you hold your shares of our common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the election of any nominee for director unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote for such nominee. Our Board of Directors has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, if any nominee should be unable to serve or will not serve, then the shares represented by proxies received will be voted for another nominee selected by our Board of Directors.

Our Board of Directors recommends that the nominees identified above be elected as directors and urges you to vote “FOR” their election.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independent Directors

Of the five directors currently serving on our Board of Directors, the Board has determined that Messrs. Bazaar, Coleman, Eberwein and Nash are independent directors under the independence standards of the Nasdaq Global Select Market. Mr. Nolan is not considered an independent director under the independence standards of the Nasdaq Global Select Market because he is our Chief Executive Officer and previously served as our Chief Financial Officer.

Board Committees

Our Board of Directors has standing Audit, Compensation, Nominating and Governance and Strategic Planning Committees. Under the listing standards of the Nasdaq Global Select Market, the members of the Audit, Compensation and Nominating and Governance Committees must be comprised solely of independent directors. Accordingly, Mr. Nolan is not eligible to serve on such committees. All directors receive materials for all Board committee meetings even if they do not serve, or are not eligible to serve, on the committee.

The Board has adopted, and may amend from time to time, a written charter for each of the Audit Committee, Compensation Committee, Nominating and Governance Committee and Strategic Planning Committee. We maintain a Web site at www.hudson.com and make available on that Web site, free of charge, copies of each of the charters for the Audit, Compensation and Nominating and Governance Committees. We are not including the information contained on or available through this Web site as a part of, or incorporating such information by reference into, this proxy statement.

Audit Committee

The Audit Committee presently consists of Ian V. Nash (Chairman), Alan L. Bazaar and Jeffrey E. Eberwein, each of whom is an independent director under the independence standards of the Nasdaq Global Select Market and Securities and Exchange Commission rules. Our Board of Directors has determined that each of Messrs. Nash, Bazaar and Eberwein qualify as an “audit committee financial expert,” as defined by the Securities and Exchange Commission. The Audit Committee held five meetings in 2015.

The Audit Committee’s primary duties and responsibilities are to assist our Board of Directors in monitoring:

•	the integrity of our financial statements;
•	the independent registered public accounting firm’s qualifications and independence;
•	the performance of our internal audit function and of the independent registered public accounting firm; and
•	our compliance with legal and regulatory requirements.

Compensation Committee

The Compensation Committee presently consists of Richard K. Coleman, Jr. (Chairman), Jeffrey E. Eberwein and Ian V. Nash, each of whom is an independent director under the independence standards of the Nasdaq Global Select Market and Securities and Exchange Commission rules and qualify as “outside directors” under Section 162(m) of the Internal Revenue Code. The Compensation Committee held seven meetings in 2015.

The Compensation Committee’s primary responsibility is to assure that the non-employee members of our Board of Directors, the executive officers, including the Chief Executive Officer, and key management are compensated effectively and in a manner consistent with our stated compensation strategy, internal equity considerations, competitive practices and the requirements of the appropriate regulatory bodies. The Compensation Committee has overall responsibility for approving and evaluating the compensation of executive officers (including the Chief Executive Officer), key management and outside directors, and administers our long-term incentive programs, including our equity compensation plan.

The Compensation Committee has retained the services of an independent, external compensation consultant, Pay Governance LLC. Pay Governance LLC has served as the independent compensation consultant to the Compensation Committee since 2010. The mandate of the consultant is to work for the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends and technical considerations. The consultant does not determine or recommend amounts or forms of compensation. The historical and ongoing nature and scope of services rendered by the independent compensation consultant on the Compensation Committee’s behalf is described below:

•	competitive market pay analyses, Board of Director pay studies, dilution analyses, and market trends;
•	ongoing support with regard to the latest relevant regulatory, technical, and/or accounting considerations affecting executive compensation and benefit programs;
•	guidance on overall compensation program structure and executive employment agreement terms; and
•	preparation for and attendance at selected management, Board committee, or Board of Director meetings.

The Compensation Committee has the final authority to hire and terminate Pay Governance LLC or any other compensation adviser. The Compensation Committee also evaluates Pay Governance LLC periodically. In addition, the Compensation Committee has the responsibility to consider the independence of Pay Governance LLC or any other compensation adviser before engaging the adviser. During 2015, the Compensation Committee reviewed the independence of Pay Governance LLC and the individual representatives of Pay Governance LLC who served as the Compensation Committee’s consultants pursuant to the requirements of Nasdaq and the Securities and Exchange Commission and the specific independence factors that the requirements cite and concluded, based on such review, that Pay Governance LLC’s work for the Compensation Committee does not raise any conflict of interest. In 2015, Pay Governance LLC did not provide any services to the Compensation Committee other than the executive and director compensation-related consulting services as described previously. Management did not obtain any services from Pay Governance LLC in 2015.

Additional information regarding the Compensation Committee and our policies and procedures regarding executive compensation, including the role of executive officers in recommending executive compensation, is provided below under “Compensation Discussion and Analysis.”

Nominating and Governance Committee

The Nominating and Governance Committee presently consists of Alan L. Bazaar (Chairman), Richard K. Coleman, Jr., and Jeffrey E. Eberwein, each of whom is an independent director under the independence standards of the Nasdaq Global Select Market. The Nominating and Governance Committee held seven meetings in 2015.

The Nominating and Governance Committee provides assistance to our Board of Directors by:

•	identifying individuals qualified to become directors and recommending to the Board candidates for all directorships to be filled by the Board or by our stockholders;
•	identifying directors qualified to serve on the committees established by the Board and recommending to the Board members for each committee to be filled by the Board;
•	identifying directors qualified to serve as Chairman of the Board and recommending to the Board nominees for Chairman of the Board; and
•	developing and recommending to the Board a set of corporate governance principles, including matters of:
•	Board organization, membership and function;
•	Board committee structure and membership;

•	succession planning for our Chief Executive Officer; and
•	taking a leadership role in shaping our corporate governance.

In identifying and evaluating nominees for director, the Nominating and Governance Committee seeks to ensure that our Board of Directors possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives. The Nominating and Governance Committee also seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are important to us. In addition, the Nominating and Governance Committee believes it is important that at least one director has the requisite experience and expertise to be designated as an “audit committee financial expert.” The Nominating and Governance Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee.

In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. The Nominating and Governance Committee also believes that candidates should be selected so that the Board of Directors is a diverse body, with diversity reflecting, among other things, age, gender, race and professional experience. At a minimum, each director nominee must have displayed the highest personal and professional ethics, integrity and values, and sound business judgment. In addition, the Nominating and Governance Committee believes a director should possess the following minimum qualifications to be recommended by the Nominating and Governance Committee to the Board:

•	A director must be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.
•	A director must have expertise and experience relevant to our business and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience.
•	A director must be independent of any particular constituency, be able to represent all of our stockholders and be committed to enhancing long-term stockholder value.
•	A director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of our business.

The Nominating and Governance Committee has the authority to retain a search firm to assist it in identifying director nominees, and the Nominating and Governance Committee provides the search firm with the criteria for the director nominees as described above.

The Nominating and Governance Committee will consider persons recommended by stockholders to become nominees for election as directors in accordance with the foregoing and other criteria set forth in our Nominating and Governance Committee Charter, which is available on our website as described above. Recommendations for consideration by the Nominating and Governance Committee should be sent to our Corporate Secretary in writing, together with appropriate biographical information concerning each proposed nominee. Our By-Laws also set forth certain requirements for stockholders wishing to nominate director candidates directly for consideration by the stockholders. With respect to an election of directors to be held at an annual meeting, a stockholder must, among other things, give notice of an intent to make such a nomination to our Corporate Secretary in advance of the meeting in compliance with the terms and within the time period specified in our By-Laws. Pursuant to our By-Laws, a stockholder must give a written notice of intent to our Corporate Secretary not less than 45 days and not more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. See “Other Matters — Stockholder Proposals” for the specific deadlines for submitting stockholder proposals to our Corporate Secretary in connection with the 2017 annual meeting of stockholders.

Strategic Planning Committee

In October 2015, our Board of Directors established the Strategic Planning Committee. The Strategic Planning Committee presently consists of Ian V. Nash (Chairman), Richard K. Coleman, Jr., and Jeffrey E. Eberwein. The Strategic Planning Committee held one meeting in 2015.

The Strategic Planning Committee provides assistance to our Board of Directors by:

•	assisting our Board of Directors in assessing whether our management has the resources necessary to implement our company’s strategy;
•	assessing external developments and factors, including changes in the economy, competition, and technology, on our company’s strategy and execution of its strategy; and
•	advising on strategic development activities, including those not in the ordinary course of business, under consideration from time to time by our company.

Board Leadership Structure

Prior to May 13, 2015, our positions of Chairman of the Board and Chief Executive Officer were combined, and we had a lead independent director. The reasons why we combined these positions included the resulting operational efficiencies given the size of our company and the particularly detailed knowledge of our company’s operations that our Chief Executive Officer develops, which we believe was beneficial for serving as our Chairman.

However, on April 10, 2015, our Board of Directors provided notice to Manuel Marquez, our then Chairman and Chief Executive Officer, that his employment agreement with our company would not be renewed. Upon the expiration of his employment agreement on May 12, 2015, Mr. Marquez ceased to be Chairman and Chief Executive Officer and, pursuant to our company’s Amended and Restated By-Laws, a director of our company. On April 16, 2015, the Board of Directors elected David G. Offensend, our then lead independent director, as our independent Chairman of the Board effective May 13, 2015. Our Board of Directors determined it was appropriate to elect an independent Chairman in light of the transition of the Chief Executive Officer position from Mr. Marquez to Mr. Nolan.

On June 15, 2015, Mr. Offensend’s term as a director ended and our Board of Directors elected Jeffrey E. Eberwein as our independent Chairman of the Board. The reasons why our Board of Directors continued to separate the positions of Chairman and Chief Executive Officer include that we believe this leadership structure helps to promote more effective governance and oversight of our company by our Board of Directors and to allow our Chief Executive Officer to focus on the execution of our company’s strategy and operations.

Our independent directors meet regularly without management, including our Chief Executive Officer, and are active in the oversight of our company. Our Board of Directors and each Board committee have access to members of our management and the authority to retain independent legal, accounting or other advisors as they deem necessary or appropriate. Our Chief Executive Officer does not serve on any Board committee.

The duties and responsibilities of our lead independent director have included, and beginning May 13, 2015, of our independent Chairman include, the following:

•	coordinate the activities of the independent directors and serve as a liaison between the independent directors and our Chief Executive Officer;
•	chair meetings and executive sessions at which only the independent directors attend;
•	advise our Chief Executive Officer as to the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to effectively perform their duties;
•	jointly with the Compensation Committee, conduct an annual evaluation of the performance of the Chief Executive Officer and report to the Board of Directors the results of that evaluation;
•	in conjunction with the Chief Executive Officer, consider potential conflicts of interest of directors;

•	conduct, as appropriate, exit interviews of senior management upon resignation; and
•	recommend to the Chief Executive Officer the retention of outside advisors and consultants who report directly to the Board of Directors.

We believe that our board leadership structure provides an appropriate balance between strong and strategic leadership and independent oversight of our company, and that our board leadership structure continues to serve the best interests of our company and stockholders.

Risk Oversight

The Audit Committee of our Board of Directors oversees our risk management process. Our Risk Committee, which consists of certain members of our senior management and our Internal Audit, Enterprise Risk and Controls consultant, has day-to-day responsibility for our risk management process. The members of the Risk Committee are our Chief Executive Officer, Chief Financial Officer, Corporate Counsel and our Internal Audit, Enterprise Risk and Controls consultant. Our Internal Audit, Enterprise Risk and Controls consultant serves as the liaison between the Risk Committee and the Audit Committee. Our Internal Audit, Enterprise Risk and Controls consultant provides periodic updates to the Audit Committee on behalf of the Risk Committee regarding, among other things, risk assessments and actions taken to mitigate risks. In addition, our Internal Audit, Enterprise Risk and Controls consultant reports directly to the Chairman of the Audit Committee and provides periodic updates to the Audit Committee about risk management issues, particularly those regarding accounting and finance related risks. Also, our Corporate Counsel provides periodic updates to our Board of Directors regarding claims against our company.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to further promote the effective functioning of our Board and Board committees and to set forth a common set of expectations as to how our Board and Board committees should perform their functions. Our Corporate Governance Guidelines are available, free of charge, on our Web site at www.hudson.com.

Meetings and Attendance

Our Board of Directors held 14 meetings in 2015. Each of the directors currently serving on our Board of Directors attended at least 75% of the aggregate number of meetings of the Board held in 2015 and meetings held by each committee of the Board on which such director served during the period that the director so served in 2015. Directors are expected to attend our annual meeting of stockholders each year. At the 2015 annual meeting of stockholders, all of the directors then serving were in attendance either in-person or by teleconference.

Communications with Board of Directors

You may communicate with our Board of Directors by writing to our Corporate Secretary at Hudson Global, Inc., c/o the Board of Directors (or, at your option, c/o a specific director), 1325 Avenue of the Americas, 12th Floor, New York, New York 10019. The Corporate Secretary will deliver this communication to the Board or the specified director, as the case may be.

Policies and Procedures Regarding Related Person Transactions

Our Board of Directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	a “related person” means any of our directors, executive officers or nominees for director or any of their immediate family members; and
•	a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to the Audit Committee certain information relating to related person transactions for review, approval or ratification by the Audit Committee. Disclosure to the Audit Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Audit Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Audit Committee’s determination that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the full Board of Directors.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation received during 2015 by each of our current directors and each person who served as a director during 2015, other than Mr. Marquez and Mr. Nolan who did not receive any compensation for serving as a director and whose compensation as an executive officer is set forth below under “Executive Compensation — Summary Compensation Table.”

Name	Fees Earned or Paid in Cash	Stock Awards(6)	Option Awards(7)	Total
Alan L. Bazaar(1)	$0	$80,755	$0	$80,755
Richard K. Coleman, Jr.	$0	$137,924	$0	$137,924
Jeffrey E. Eberwein	$0	$136,547	$0	$136,547
Ian V. Nash(2)	$18,547	$0	$124,500	$143,047
John J. Haley(3)	$0	$62,802	$0	$62,802
David G. Offensend(4)	$0	$62,892	$0	$62,892
Richard J. Stolz(5)	$0	$124,256	$0	$124,256

(1)	Mr. Bazaar was elected to our Board of Directors at our 2015 annual meeting of stockholders on June 15, 2015.
(2)	Our Board of Directors elected Mr. Nash a director of our company on October 2, 2015.
(3)	Mr. Haley’s term as a director ended June 15, 2015.
(4)	Mr. Offensend’s term as a director ended June 15, 2015.
(5)	Mr. Stolz resigned from our Board of Directors on October 2, 2015.
(6)	The dollar amount shown reflects the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for all awards of share units granted during the fiscal year under our Director Deferred Share Plan. Assumptions used in the calculation of these amounts are included in Note 6 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015.
(7)	The dollar amount shown reflects the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for all awards of options granted during the fiscal year under our 2009 Incentive Stock and Awards Plan. Assumptions used in the calculation of these amounts are included in Note 6 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015. During 2015, Mr. Nash was the only director granted options to purchase shares of our common stock. The aggregate number of outstanding stock options as of December 31, 2015 for each of our directors named above was: Mr. Bazaar, 0; Mr. Coleman, 0; Mr. Eberwein, 0; Mr. Nash, 50,000; Mr. Haley, 0; Mr. Offensend, 0; and Mr. Stolz, 50,000.

Retainer and Meeting Fees

Each non-employee director is entitled to receive an annual retainer of $25,000 paid in quarterly installments, a fee of $2,000 for each Board and Board committee meeting attended in person, and a fee of $1,000 for each telephonic Board and Board committee meeting in which the director participates. The Chairmen of the Audit Committee, Compensation Committee, Nominating and Governance Committee and Strategic Planning Committees receive an additional annual retainer of $25,000, $10,000, $5,000 and $75,000, respectively, paid in quarterly installments. Prior to May 2015, the lead director also received an additional annual retainer of $20,000. The annual retainer, the fees for attending in-person and telephonic Board and Board committee meetings, the retainer for serving as a Chairman of a Board committee, except for the Chairman of the Strategic Planning Committee, and the retainer for serving as the lead director are paid in share units each pursuant to the “Director Deferred Share Plan” as described below. The retainer for serving as the Chairman of the Strategic Planning Committee is paid in cash in quarterly installments. Also, each non-employee director is entitled to receive $65,000 annually paid in share units as described below under “Director Deferred Share Plan.” Additionally, directors are reimbursed for out-of-pocket expenses associated with attending meetings of the Board and Board committees.

In May 2015, we separated the positions of Chairman of the Board and Chief Executive Officer and ceased to have a lead director, therefore we ceased paying the additional annual retainer for a director serving as the lead director at that time. In October 2015, the Board of Directors established the Strategic Planning

Committee and the Compensation Committee approved an additional annual retainer of $75,000 to be paid in cash on a pro rata quarterly basis for the Chairman of the Strategic Planning Committee. Also in October 2015, the Compensation Committee increased the additional annual retainer paid to the Chairman of the Audit Committee to $25,000.

Director Deferred Share Plan

Each quarter, effective seven calendar days following the release of our earnings, the retirement account of each non-employee director is credited under our Director Deferred Share Plan with the applicable number of share units for the quarterly portion of the annual retainer, the fees for attending in-person and telephonic Board and Board committee meetings, the quarterly portion of the retainer for serving as a chairman of a Board committee, and, until May 2015, the retainer for serving as the lead director. Also, on the date of our annual meeting of stockholders, the retirement account of each non-employee director is credited under the Director Deferred Share Plan with $65,000 of share units. All share units fully vest on the date of grant. All share units are equivalent to one share of our common stock and are payable only in common stock issued under our 2009 Incentive Stock and Awards Plan upon a director ceasing service as a Board member.

Stock Options

In October 2015, the Compensation Committee established a new stock option program under our 2009 Incentive Stock and Awards Plan for new non-employee directors. Under the program, upon first being elected or appointed as a director, we will grant each non-employee director an option to purchase 50,000 shares of our common stock. The exercise price for options is the fair market value of a share of our common stock on the date of grant. Options have a term of five years and become exercisable as follows: 50% immediately on the date of grant and 100% upon the first anniversary of the grant date (provided that if our Board of Directors does not designate such individual as a director nominee for election as a director at our first annual meeting of stockholders following the grant date, then the remainder of such option that has not yet vested will immediately vest). If a director ceases service on our Board of Directors for any reason other than death, then that portion of the option grant that is exercisable on the date the director ceases service will remain exercisable for a period of two years after such date. If the director’s service ceases by reason of the director’s death, then the option will remain exercisable by the director’s beneficiary for a period of two years after the date of the director’s death.

Stock Ownership Policy

The Board of Directors considers ownership of our common stock to be an important factor in aligning the interest of our directors with those of our stockholders. Our Board of Directors has established a Stock Ownership Policy for non-employee directors. The Stock Ownership Policy became effective January 1, 2012. Under the Stock Ownership Policy, non-employee directors are required to own shares of our common stock with a market value equal to at least three times the director’s then-current annual cash retainer. A director must satisfy the ownership requirements within five years from the date of the director’s appointment to the Board or five years from the effective date of the Stock Ownership Policy, whichever occurs later. Stock ownership can consist of shares owned directly by the director and deferred shares, but vested and unvested stock options and unvested restricted shares are not included. The value of our common stock held by directors is measured annually using the greater of the value of our common stock on the date when the shares were vested or purchased and the value of our common stock as of December 31 of the applicable year. Once the value of a director’s shares reaches the required market value, the director is deemed to have met the stock ownership requirements and must retain only the number of shares that were required to meet the stock ownership requirements as of the date the director first met the requirements. As of December 31, 2015, the last measurement date for compliance with the Stock Ownership Policy, Messrs. Bazaar, Coleman and Eberwein met the stock ownership requirements imposed by the Stock Ownership Policy. Mr. Nash, who became a director of our company in October 2015, is on track to meet the stock ownership requirements within the five-year prescribed period. Mr. Nash did not sell shares or exercise options during 2015.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The purpose of this Compensation Discussion and Analysis is to provide material information about the compensation of our executive officers named below under “Executive Compensation — Summary Compensation Table,” which we refer to as our named executive officers. In this section, we provide an analysis and explanation of our executive compensation program and the compensation derived by our named executive officers from this program.

Objectives of the Compensation Program

The central objectives of our compensation program are to attract and retain the talented and critical individuals needed to achieve long-term success for our company and to motivate them to achieve goals designed to enhance long-term stockholder value. The Compensation Committee, which oversees our executive compensation program, believes these goals can best be achieved with a compensation program designed on the principles of simplicity, transparency and objectivity.

Design of the Executive Compensation Program

The Compensation Committee takes a “total rewards” approach to executive compensation by combining elements of compensation to create a competitive proposition for prospective and existing executive officers. The Compensation Committee targets total compensation for executive officers at median market levels for comparable companies. The key policies that underpin our executive compensation program are as follows:

•	Total cash compensation, which is comprised of base salary plus annual incentive (cash bonus), is targeted at median market levels for comparable companies:
•	Base salaries are targeted at median market levels for comparable companies; and
•	Annual incentives are generally designed to provide awards above median market levels for comparable companies for above median market performance.
•	Long-term incentives provide equity awards, typically in the form of restricted shares and stock options, and are typically targeted at median market levels for comparable companies.
•	Employee benefits are offered to all eligible employees, including our executive officers, and are targeted at median market levels for comparable companies.

Consequently, our executive officers have the opportunity to earn above median compensation — both from above median bonuses and from above median appreciation of equity grants — resulting from above median performance of our company; and the compensation of our executive officers will be below median levels for below median performance of our company.

The Compensation Committee believes that providing total cash compensation (base salary plus annual incentive), equity compensation and employee benefit programs generally targeted at median market levels for comparable companies is essential for attracting new talent and retaining and motivating existing key talent. On occasion, the Compensation Committee may determine that a deviation from median market levels is necessary to attract and retain key talent. We believe that providing our named executive officers with the ability to earn above median market levels for cash bonuses based on above median performance encourages the retention of high performers who strive to consistently beat their established performance targets. Target bonus payouts are set as a percentage of base salary. Actual business performance, measured solely by financial results, not individual performance, determines whether bonus payments are above or below the target level. The Compensation Committee also considers base salary in granting equity awards because the Compensation Committee’s desire is to provide meaningful equity awards for the named executive officers and certain key members of senior management.

At our 2015 annual meeting of stockholders, our stockholders were asked to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the proxy statement for the 2015 annual meeting. Of those stockholders who voted on this non-binding proposal, in excess of 56% voted to approve the compensation of our named executive officers. As of the date of our 2015 annual meeting of stockholders, the Compensation Committee had already established our executive compensation program for 2015. However, following the 2015 annual meeting of stockholders, the Compensation Committee reviewed our executive compensation program and the proxy advisory reports on our company issued by Institutional Shareholder Services, Inc. (“ISS”), which recommended a vote FOR the compensation of our named executive officers, and Glass, Lewis & Co., LLC (“Glass Lewis”), which recommended a vote AGAINST the compensation of our named executive officers. Also, certain members of senior management reached out to several of our stockholders who did not vote FOR the compensation of our named executive officers, representing about 20 percent of our outstanding shares of common stock, to discuss our executive compensation program. The Compensation Committee concluded that our overall executive compensation program for 2015 continued to be appropriate for our company and effective in rewarding executives commensurate with our financial performance. The Compensation Committee did not make any adjustments to the compensation of our executive officers, including our named executive officers, based on the results of the advisory vote at our 2015 annual meeting of stockholders, the proxy advisory reports on our company issued by ISS and Glass Lewis or the discussions our members of senior management had with our stockholders. However, we welcome stockholder engagement on executive compensation and other issues of importance to our stockholders and we speak periodically with stockholders during the year.

Target Compensation Levels and Benchmarking

Overview

The Compensation Committee, with the assistance of the independent compensation consultant it retains, reviews the market positioning of total compensation for each of our executive officers. It has been the practice of the Compensation Committee to review the market positioning of total compensation for each of our executive officers on a biennial basis. The Compensation Committee last undertook such a study in 2013 for each of our executive officers with Pay Governance, its independent compensation consultant. However, the Compensation Committee did not undertake a study in 2015, but is assessing whether it will do so in 2016.

Compensation and Benchmarking Studies

In 2013, at the direction of the Compensation Committee, Pay Governance compared the base salary, annual incentives and long-term incentives of our executive officers to executives in similar positions at relevant comparator companies. For all executive officer positions, Pay Governance used one group of comparator companies consisting of survey data from a database of approximately 110 consolidated professional and general business service firms. The data was adjusted for annual revenue size using a regression analysis. We did not rely on a specific sub-group of peer companies within that database, and, in working with Pay Governance, we played no role in selecting the individual companies for which the data was obtained. For the positions of chief executive officer and chief financial officer, Pay Governance also used a second group of comparator companies comprised of U.S.-based and U.K.-based publicly-traded staffing companies, which consisted of CDI Corp., Ciber, Inc., Hays, PLC., Heidrick & Struggles International, Inc., Kelly Services, Inc., Kforce, Inc., Korn Ferry International, Michael Page International, Resources Connections Inc., Robert Half International, Inc. and Robert Walters. For the position of chief executive officer, Pay Governance also provided the Compensation Committee with proxy statement data for a group of U.S.-based publicly traded companies with market capitalizations similar in size to our company, which consisted of Access National Corp., Cenveo, Inc., Courier Corp., CRA International, Inc., Dolan Co., Hill International, Inc., Moduslink Global Solutions, Inc., Pacer International, Inc., PMFG, Inc., Providence Service Corp., Salem Communications Corp., Stoneridge, Inc., Sypris Solutions, Inc., Targacept, Inc. and VSE Corp. In weighing the relevance of a particular comparator company, the Compensation Committee considered the size and business mix of each comparator in relationship to our company. The Compensation Committee did not make any adjustments to the compensation of our named executive officers for 2015 based on the market data provided by Pay Governance in 2013.

Effective January 1, 2015, Mr. Marquez’s base salary increased 4%, from $624,000 to $648,960, pursuant to his employment agreement. Given that Mr. Marquez’s target annual bonus was 90% of his annual base salary, his target bonus amount for 2015 increased from $561,600 to $584,064, effective January 1, 2015. Effective May 18, 2015, Mr. Nolan’s base salary increased from $450,000 to $600,000 and his target bonus amount for 2015 increased from $301,500 to $450,000 to reflect Mr. Nolan serving as our Chief Executive Officer. Effective August 8, 2015, Mr. Lyons’ base salary increased from $268,000 to $325,000 and his target bonus amount increased from $147,400 to $217,750, but prorated to $176,000 for 2015, to reflect Mr. Lyons serving as our Chief Financial Officer and Chief Accounting Officer, and Mr. Kirby’s base salary increased from $200,000 to $230,000 and his target bonus amount increased from $100,000 to $115,000, but prorated to $106,000 for 2015, to reflect Mr. Kirby serving as our Senior Vice President, Treasury and Investor Relations.

In 2015, the Compensation Committee did not make any adjustments to the compensation of our named executive officers for 2016 because the Compensation Committee determined that their compensation was appropriate based on the market data provided by Pay Governance in 2013, internal fairness and our financial performance. However, effective January 1, 2016, the target bonus amount for Mr. Nolan for 2016 increased from $450,000 to $540,000 pursuant to his executive employment agreement for serving as our Chief Executive Officer.

Role of Executive Officers in the Compensation Process

The development of annual incentive targets and the calculation of the actual earned annual incentives are performed by the Chief Executive Officer and the Chief Financial Officer, who then present them to the Compensation Committee for discussion and approval. Long-term equity incentive grants are recommended to the Chief Executive Officer by various regional business heads and corporate department heads. The Chief Executive Officer then presents his grant recommendations to the Compensation Committee for its discussion and consideration. While the Chief Executive Officer takes an active role in making compensation recommendations for our executive officers, he makes no recommendations concerning any element of his own compensation. Compensation decisions for executive officers other than the Chief Executive Officer are made during regularly scheduled Compensation Committee meetings, which are generally attended by a representative of the Compensation Committee’s independent compensation consultant. Discussions regarding Chief Executive Officer compensation take place in Compensation Committee executive session without the Chief Executive Officer or other executive officers present. The Compensation Committee makes all final decisions on compensation for our executive officers, including our named executive officers.

Elements of Compensation

Overview

The compensation for our named executive officers consists primarily of four elements: (1) a base salary, (2) an annual cash incentive program, (3) eligibility to participate in periodic grants of restricted shares of stock or stock options and (4) benefits. Each named executive officer has an employment agreement that covers basic terms of his or her employment and that contains both contractual separation payments under certain circumstances and provisions covering a possible change in the control of our company. In general, these agreements provide for a maximum of one year’s base salary and target bonus protection for the executive under certain circumstances of separation.

The same compensation policies and decisions cover all of our named executive officers.

Base Salary

We do not have a policy of providing annual raises for executive officers; however, the base salary of our named executive officers as a group was reviewed in 2013 as part of the review of total compensation performed for the Compensation Committee by Pay Governance. This review consisted of the benchmarking described previously under “Target Compensation Levels and Benchmarking — Compensation and Benchmarking Studies.” The Compensation Committee did not make any adjustments to the base salaries of our named executive officers for 2015 based on the market data provided by Pay Governance in 2013. However, as described previously under, and for the reasons set forth in, “Target Compensation Levels and Benchmarking — Compensation and Benchmarking Studies,” Mr. Marquez’s base salary increased from $624,000 to $648,960 effective January 1, 2015, Mr. Nolan’s base salary increased from $450,000 to $600,000 effective May 18, 2015, and Mr. Lyons’ and Mr. Kirby’s base salary increased from $268,000 to $325,000 and from $200,000 to $230,000, respectively, effective August 8, 2015.

In 2015, the Compensation Committee did not make any adjustments to the base salaries of our named executive officers for 2016 because the Compensation Committee determined that their base salaries were appropriate based on the market data provided by Pay Governance in 2013, internal fairness and our financial performance.

Annual Incentives

The annual incentive program consists of eligibility for a cash bonus based (a) 80% on our actual consolidated regional earnings before interest, income taxes, depreciation and amortization, non-operating income or expense, goodwill and other impairment charges, business reorganization expenses and other charges and before corporate allocation, or adjusted EBITDA, on a constant currency basis, relative to target adjusted EBITDA set at the beginning of the year by the Compensation Committee and (b) 20% on our total corporate costs, including corporate costs allocated to our regions, relative to target corporate costs set at the beginning of the year by the Compensation Committee. The Compensation Committee has the authority to determine all components of the calculation of adjusted EBITDA and corporate costs. The achievement of threshold adjusted EBITDA or threshold corporate costs is required for any bonus to be paid. The Compensation Committee believes that adjusted EBITDA and corporate costs are a clear, objective standard of measurement that encourages executives to strive toward increased profit generation and cost reduction year-over-year. The intent of the annual incentive program is to provide above market median bonus compensation in years where our performance meets or exceeds target levels, but to pay less or no incentive in years where our performance does not meet or exceed target levels.

The Compensation Committee sets performance targets annually at the beginning of the year based on the recommendation of the Chief Executive Officer (with the exception of the Chief Executive Officer’s own target, which is set solely by the Compensation Committee). For 2015, the performance targets were the same for all our named executive officers, including our Chief Executive Officer. Factors considered in setting the performance targets include profit we earned in the prior year, the current year’s profit budget, desired growth and general economic conditions (for example, higher targets may be set in good economic periods). The Compensation Committee measures performance targets at the level of our company — consolidated corporate, regional or business unit performance — that it believes best aligns with driving accountability of our named executive officers for the delivery of our strategy and business objectives. Historically, the Compensation Committee has set these targets meaningfully above prior year results to stimulate ongoing profit growth from one year to the next. In setting the 2015 performance targets, the Compensation Committee considered our 2014 actual performance, our 2015 budget and its view of the global economic conditions. Target bonus amounts for individual named executive officers are set as a percentage of base salary and are reviewed during the independent compensation consultant’s total compensation study to ensure that the target bonus is appropriate considering both internal equity and relevant market competitiveness.

In 2015, the Compensation Committee continued to apply its compensation policies as they relate to setting performance targets consistent with past practices. In January 2015, the Compensation Committee established the 2015 Incentive Compensation Program for the named executive officers, including specific performance targets as described in the subsequent paragraph. After considering the factors set forth previously under “Elements of Compensation — Base Salary” — the 2013 market study, internal fairness and our financial performance — the Compensation Committee did not make any changes to the target bonus amounts for the named executive officers for 2015. However, as described previously under, and for the reasons set forth in, “Target Compensation Levels and Benchmarking — Compensation and Benchmarking Studies,” Mr. Marquez’s target bonus amount for 2015 increased from $561,600 to $584,064 effective January 1, 2015, Mr. Nolan’s target bonus amount for 2015 increased from $301,500 to $450,000 effective May 18, 2015, and Mr. Lyons’ and Mr. Kirby’s target bonus amounts increased from $147,400 to $217,740 (prorated to $176,000 for 2015) and from $100,000 to $115,000 (prorated to $106,000 for 2015), respectively, effective August 8, 2015.

The Compensation Committee does not plan to change the target bonus amounts for the named executive officers for 2016. However, effective January 1, 2016, the target bonus amount for Mr. Nolan for 2016 increased from $450,000 to $540,000 pursuant to his executive employment agreement for serving as our Chief Executive Officer. The Compensation Committee has considered all of the factors set forth previously under “Elements of Compensation — Base Salary” — the 2013 market study, internal fairness and our financial performance — in setting performance targets for 2016, and the goals and terms of the program remain substantially the same as in 2015.

In January 2015, the Compensation Committee established the following specific adjusted EBITDA and corporate costs performance targets under the 2015 Incentive Compensation Program applicable for all named executive officers:

(a)	adjusted EBITDA (portion of bonus: 80%): achievement of a single consolidated regional adjusted EBITDA (determined on a constant currency basis and before corporate cost allocation) threshold of $16.1 million and target of $23.0 million measured in dollars of adjusted EBITDA was required to earn 40% and 100% payouts, respectively. No bonus was payable for adjusted EBITDA performance below threshold. For adjusted EBITDA performance from 70% of target up to and including target, bonuses were payable on a pro rata basis from 40% to 100% based on dollars of adjusted EBITDA. For adjusted EBITDA performance exceeding target up to 150% of target, the executive officers would be paid bonuses on a pro rata basis between 100% up to a cap of 180%.
(b)	corporate costs (portion of bonus: 20%): achievement of a single corporate costs threshold of $14.3 million and target of $13.0 million was required to earn 50% and 100% payouts, respectively. No bonus was payable for corporate costs performance below threshold. For corporate costs performance from 90% of target up to and including target, bonuses were payable on a pro rata basis from 50% to 100% based on dollars of corporate costs. For corporate costs performance exceeding target up to 120% of target, the executive officers would be paid bonuses on a pro rata basis between 100% up to a cap of 180%.

In August 2015, the Compensation Committee approved an amendment to the 2015 Incentive Compensation Program that revised the adjusted EBITDA target from $23.0 million to $16.8 million and the corporate costs target from $13.0 million to $15.4 million. Given the change in control, the divestitures and the exit of several businesses that occurred in 2015 and the impact of the change in control and those divestitures and exited businesses on our company’s financial performance, including increased associated legal fees, the Compensation Committee determined it was appropriate to revise the adjusted EBITDA target and corporate costs target to provide more flexibility to exclude from bonus calculations items that generally were driven by actions or events that were unrelated to our current operations or beyond management’s control.

For 2015, our adjusted EBITDA performance, on a constant currency basis, was $8.0 million and our corporate cost performance was $13.3 million. As a result of our adjusted EBITDA performance and corporate costs performance relative to the revised 2015 bonus targets, Mr. Nolan, Mr. Lyons, Mr. Kirby and Mr. Marquez received a bonus of $137,000, $54,000, $32,242 and $64,212, respectively. Messrs. Curcuru and Funk were not eligible to receive a bonus for 2015.

The Compensation Committee has the discretion to make payments outside of the formula of the annual incentive program to reflect extenuating circumstances or actual individual contribution, and the Compensation Committee chose not to exercise this discretion with respect any named executive officer for 2015.

Long-Term Incentives

The Compensation Committee has the authority under the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan to make equity grants to employees. Prior to our stockholders’ approval in May 2009 of the 2009 Incentive Stock and Awards Plan, the Compensation Committee made equity grants under the Long Term Incentive Plan. The Long Term Incentive Plan terminated upon approval of the 2009 Incentive Stock and Awards Plan. However, all equity grants made under the Long Term Incentive Plan that were outstanding at the time of the approval of the 2009 Incentive Stock and Awards Plan will remain outstanding and will continue to be subject to all of the terms and conditions of the Long Term Incentive Plan.

Historically, the Compensation Committee has used a mix of stock options and restricted shares to motivate and retain key executive officers, including our named executive officers. The equity awards that we grant to our named executive officers vest over time and are typically also subject to certain financial and non-financial performance vesting conditions. To provide both a financial commitment to a new executive officer and an incentive to drive performance to increase our share price, the Compensation Committee has awarded grants of stock options and restricted shares to the named executive officers from time to time. The Compensation Committee makes its decisions about annual grants considering the factors of market competitiveness, internal equity and position responsibilities.

In January 2015, the Compensation Committee, considering the factors of market competitiveness, internal equity and position responsibilities, approved grants of 132,500 shares of restricted stock to Mr. Nolan, 12,400 shares of restricted stock to Mr. Lyons, 12,400 shares of restricted stock to Mr. Kirby and 15,500 shares of restricted stock to Mr. Curcuru, pursuant to a form of restricted stock award agreement that provides for the awards of restricted stock to vest based on performance — our aggregated regional EBITDA and our corporate costs — and service with our company. The grant effective date for these grants of restricted stock was March 5, 2015 pursuant to our company policy on granting equity awards. The Compensation Committee approved the form of restricted stock award agreement with both performance and service vesting conditions to align further the interests of our executive officers with our stockholders. Messrs. Marquez and Funk did not receive a grant of equity in 2015. The shares of restricted stock granted to our named executive officers in March 2015 vested on June 15, 2015 as a result of the change in control of our company discussed above under “Proposal 1: Election of Directors — Change in Control.” The performance vesting conditions with respect to the restricted stock would have been satisfied as follows:

(a)	80.0% of the shares of restricted stock (the “EBITDA Restricted Stock”) shall vest upon the determination by the Compensation Committee that our company achieved for the year ending December 31, 2015 a “target” Aggregated Regional EBITDA (defined as our company’s aggregated regional earnings before interest, income taxes, depreciation and amortization, non-operating income or expense, goodwill and other impairment charges, business reorganization expenses and other charges and before corporate allocations for the year ending December 31, 2015) of $23.0 million; provided that 40.0% to 99.9% of the shares of EBITDA Restricted Stock will vest if the Aggregated Regional EBITDA is between $16.1 million and $22.9 million (such vesting percentage determined pro rata for Aggregated Regional EBITDA achievement within such range), and a number of shares equal to 100.1% to 180.0% of the EBITDA Restricted Stock will vest (in the case of a number of shares up to 100.0% of the EBITDA Restricted Stock) or be granted (in the case of shares in excess of 100.0% of the EBITDA Restricted Stock) if the Aggregated Regional EBITDA is between $23.01 million and $34.5 million (such vesting percentage determined pro rata for Aggregated Regional EBITDA achievement within such range), subject in each case to the satisfaction of the service vesting conditions; and provided further that any such newly granted shares in excess of 100.0% of the EBITDA Restricted Stock shall be deemed restricted stock subject to all of the terms and conditions of the restricted stock award agreement; and
(b)	20.0% of the shares of restricted stock (the “Corporate Costs Restricted Stock”) shall vest upon the determination by the Compensation Committee that our company achieved for the year ending December 31, 2015 a “target” Corporate Costs (defined as our company’s total costs for corporate, including corporate costs allocated to the regions, for the year ending December 31, 2015) of $13.0 million; provided that 50% to 99.9% of the shares of Corporate Costs Restricted Stock will vest if the Corporate Costs is between $14.3 million and $13.01 million (such vesting percentage determined pro rata for Corporate Costs achievement within such range), and a number of shares equal to 100.1% to 180.0% of the Corporate Costs Restricted Stock will vest (in the case of a number of shares up to 100.0% of the Corporate Costs Restricted Stock) or be granted (in the case of shares in excess of 100.0% of the Corporate Costs Restricted Stock) if the Corporate Costs is between $12.99 million and $10.4 million (such vesting percentage determined pro rata for Corporate Costs achievement within such range), subject in each case to the satisfaction of the service vesting conditions; and provided further that any such newly granted shares in excess of 100.0% of the Corporate Costs Restricted Stock shall be deemed restricted stock subject to all of the terms and conditions of the restricted stock award agreement.

The executive shall forfeit the number of shares of EBITDA Restricted Stock and Corporate Costs Restricted Stock that do not vest pursuant to paragraphs (a) and (b) above. To the extent the performance vesting conditions set forth in paragraphs (a) and (b) above, the service vesting conditions with respect to the restricted stock shall be satisfied as follows: (i) 33 1/3% of the shares of restricted stock shall vest on the later of the determination of the satisfaction of the performance vesting conditions or the first anniversary of the grant date, (ii) 33 1/3% of the shares of restricted stock shall vest on the second anniversary of the grant date, and (iii) 33 1/3% of the shares of restricted stock shall vest on the third anniversary of the grant date; provided that, in each case, the executive remains employed by our company from the grant date through the date the performance vesting conditions are satisfied, in the case of clause (i), or the applicable anniversary date, in the cases of clauses (ii) and (iii).

In May 2015, the Compensation Committee approved a grant of 500,000 shares of restricted stock to Mr. Nolan in connection with his appointment as our Chief Executive Officer pursuant to a form of restricted stock award agreement that provides for 150,000 of the 500,000 shares of the restricted stock to vest based on service with our company and 350,000 of the 500,000 shares of the restricted to vest based on performance — our company’s share price — and service with our company. The grant effective date for this grant of restricted stock was May 18, 2015. The Compensation Committee approved the form of restricted stock award agreement with both performance and service vesting conditions to align further the interests of Mr. Nolan with our stockholders. The vesting conditions with respect to the restricted stock are satisfied as follows:

(a)	150,000 shares of restricted stock shall vest on November 13, 2016 if Mr. Nolan remains employed by our company from the grant date through November 13, 2016; and
(b)	the applicable additional number of shares of restricted stock (up to a maximum of 350,000 shares of restricted stock, as set forth in the chart below) shall vest on November 13, 2016 if Mr. Nolan remains employed by our company from the grant date through November 13, 2016 to the extent the Average Share Price (defined as the volume weighted average closing price of our common stock during any 30 consecutive trading days between the grant date and November 13, 2016) meets or exceeds the applicable Share Price Target (as set forth in the chart below).

Share Price Target	Additional Number of Shares of Restricted Stock Vested(1)
$3.50	87,500
$4.25	87,500
$5.00	87,500
$6.00	87,500

(1)	To the extent the Average Share Price is between two Share Price Targets, the number of shares of restricted stock vested pursuant to this section (b) will be equal to the sum of (x) the number of shares of restricted stock for each of the Share Price Targets that have been met plus (y) the number of shares of restricted stock equal to (i) the percentage equal to (A) the Average Share Price minus the lower Share Price Target divided by (B) the higher Share Price Target minus the lower Share Price Target multiplied by (ii) the number of shares of restricted stock that would vest if the higher Share Price Target had been met. By way of example, if the Average Share Price was $5.55, the number of shares of Restricted Stock would equal 310,625. [87,500 + 87,500 + 87,500 + (($5.55 - $5.00 = $.55)/($6.00 - $5.00 = $1.00) = 55% x 87,500 = 48,125)]

Mr. Nolan shall forfeit the number of shares of restricted stock that do not vest pursuant to provisions (a) and (b) above.

The equity award agreements that we have entered into with our named executive officers and certain other employees provided that a change in control of our company would occur if, among other things, individuals who were directors as of the date of the agreement and any new director whose appointment or election was approved or recommended by a vote of at least two-thirds of the directors then in office who were either directors on the date of the agreement or whose appointment or election was previously so approved or recommended (each, a “continuing director”) cease to constitute a majority of our directors. The equity award agreements that we had entered into with our named executive officers prior to June 15, 2015, except with respect to the equity award granted to Mr. Nolan on May 18, 2015, provided that upon a change in control of our company any unvested equity would immediately become vested. A change in control of our company occurred on June 15, 2015, the date of our 2015 annual meeting, under these agreements because continuing directors ceased to constitute a majority of our directors. As a result of this change in control, all outstanding awards of equity granted prior to June 15, 2015 to our named executive officers, except for the equity award granted to Mr. Nolan on May 18, 2015 (which excluded the impact of the June 15, 2015 change in control), vested immediately.

In August 2015, the Compensation Committee approved grants of 12,000 shares of restricted stock to Mr. Lyons and 9,000 shares of restricted stock to Mr. Kirby, pursuant to a form of restricted stock award agreement that provides for the awards of restricted stock to vest in full on August 13, 2016 provided the executive remains employed by our company from the grant date through August 13, 2016. The grant effective date for these grants of restricted stock was November 6, 2015 pursuant to our company policy on granting equity awards. The Compensation Committee approved the form of restricted stock award agreement with service vesting conditions to align further the interests of our executive officers with our stockholders. The Compensation Committee also amended our form of restricted stock award agreement to eliminate the immediate vesting of unvested equity upon a change in control of our company unless the executive officer is also terminated from our company within 12 months from the date of the change in control.

The Compensation Committee generally considers grants to executive officers, including our named executive officers, upon a significant change in the status of an officer (hire, promotion, additional responsibility) or annually at its first meeting in the calendar year. This practice helps to ensure that the Compensation Committee makes no attempt to coordinate grants prior to the release of material non-public information, either positive or negative.

Grants of equity awards approved by the Compensation Committee generally become effective seven calendar days following the release of the annual or quarterly earnings period most immediately following the Compensation Committee’s approval. The grant price for all equity awards approved by the Compensation Committee is the closing price of a share of our common stock on the Nasdaq Global Select Market on the date of effectiveness of the grant. If shares of our common stock are not traded on this date, then the grant price of the stock option will be the closing price of a share of our common stock on the Nasdaq Global Select Market on the next day of market activity.

Stock Ownership Guidelines

The Board of Directors has established a Stock Ownership Policy for senior management, including our named executive officers, and it is intended to further align the interests of management and stockholders. Under the Stock Ownership Policy, executives, other than the Chief Executive Officer, are required to own shares of our common stock with a value equal to at least one times their respective base salaries. The Chief Executive Officer must own shares of our common stock with a value equal to at least two times his annual base salary. An executive must satisfy the ownership requirements within five years of the date of the executive’s appointment to a position covered by the Stock Ownership Policy. Stock ownership can consist of shares owned directly by the executive, vested restricted shares, deferred shares, shares in the executive’s 401(k) account and shares owned through the Employee Stock Purchase Plan. Vested and unvested stock options, unvested restricted stock units and unvested restricted shares will not apply to the ownership level. The value of our common stock held by executives is measured annually using the greater of the value of our common stock on the date when the shares were vested or purchased and the value of our common stock as of December 31 of the applicable year. Once the value of an executive’s shares reaches the required market value, the executive will be deemed to have met the stock ownership requirements and must retain only the number of shares that were required meet the stock ownership requirements as of the date the executive first met the requirements. As of December 31, 2015, the last measurement date for compliance with the Stock Ownership Policy, the named executive officers continuing in office had not met their respective stock ownership requirements, but were on track to do so within the five-year prescribed period. No named executive officer continuing in office who had not met his stock ownership requirement sold shares or exercised options during 2015.

Benefits

We provide our employees with customary health care benefits and offer a defined contribution plan (401(k) plan) in lieu of a pension plan to eligible employees, including our named executive officers, who, if they meet the plan eligibility requirements, may elect to participate. Under our 401(k) plan, we have the discretion to make a matching contribution at the end of each plan year to each participant’s account in an amount up to 50% of the participant’s salary reduction contributions for the plan year, taking into account salary reduction contributions between 1% and 6% of the participant’s eligible compensation. Other than these savings programs, we provide no retirement benefits to employees or supplemental retirement benefits to our executive officers.

Perquisites

We provide no perquisites to our named executive officers as a group, and in 2015, we did not provide perquisites in an aggregate amount greater than $10,000 to any individual named executive officer, other than Mr. Marquez as described in Footnote 10 to the Summary Compensation Table.

The perquisites that we provided to Mr. Marquez were pursuant to his CEO Employment Agreement (as defined below under “Executive Compensation — Potential Payments Upon Termination or Change in Control”) and consisted of (i) an allowance for round trip airplane tickets for Mr. Marquez and his wife and their three children to travel round trip from New York to Madrid, Spain once during the year (ii) and fees to an accounting firm in connection with the preparation of Mr. Marquez’s tax documentation. We believe these perquisites were necessary to retain Mr. Marquez to serve as Chairman and Chief Executive Officer of our company.

Agreements with Named Executive Officers

Each of Messrs. Nolan, Lyons and Kirby has an employment agreement with us. These agreements were put in place to allow us to attract and retain key talent to our business. They are designed to provide reasonable financial security (in general, not exceeding one year’s salary and target bonus) to our executive officers in the event of certain kinds of separations from our company, while providing our company with appropriate releases from potential claims and commitments not to solicit our clients or employees during a set period.

We entered into an employment agreement with Mr. Nolan pursuant to which we employed Mr. Nolan as our Chief Executive Officer effective May 13, 2015. Under the agreement, Mr. Nolan is entitled to, among other things, (i) an annual base salary of $600,000; (ii) eligibility to receive an annual bonus as provided in our Senior Management Bonus Plan, which bonus opportunity (assuming our company performance at target) will be $450,000 for 2015 and will be 90% of Mr. Nolan’s then-current base salary for 2016; (iii) beginning in 2017, eligibility to receive an annual grant of equity of our company under the Senior Management Bonus Plan, with a value equal to 90% of Mr. Nolan’s then-current base salary; (iv) four weeks of paid vacation per year; and (v) other benefits of employment comparable to other senior management of our company. Also pursuant to the employment agreement, the Compensation Committee awarded Mr. Nolan 500,000 restricted shares of our company’s common stock with a grant date effective May 18, 2015 and that will vest as described previously under “Elements of Compensation — Long-Term Incentives.” The employment agreement provides that Mr. Nolan will have no entitlement to receive any grant of equity other than such restricted shares during 2015 and 2016.

We entered into an employment agreement with Mr. Lyons pursuant to which we employed Mr. Lyons as our Chief Financial Officer and Chief Accounting Officer effective August 8, 2015. Under the agreement, Mr. Lyons is entitled to, among other things, (i) an annual base salary of $325,000, (ii) eligibility to receive an annual bonus as provided in our Senior Management Bonus Plan, which bonus (assuming our company performance at target) will be equal to 67% of his base salary and will be prorated for 2015 based on the effective date of his appointment to Chief Financial Officer and Chief Accounting Officer; (iii) eligibility to receive a grant of equity of our company under our Senior Management Bonus Plan; and (iv) four weeks of paid vacation per year.

We entered into an employment agreement with Mr. Kirby pursuant to which we employed Mr. Kirby as our Senior Vice President, Treasury and Investor Relations effective August 8, 2015. Under the agreement, Mr. Kirby is entitled to, among other things, (i) an annual base salary of $230,000, (ii) eligibility to receive an annual bonus as provided in our Senior Management Bonus Plan, which bonus (assuming our company performance at target) will be equal to 50% of his base salary and will be prorated for 2015 based on the effective date of his appointment to Senior Vice President, Treasury and Investor Relations; (iii) eligibility to receive a grant of equity of our company under our Senior Management Bonus Plan; and (iv) four weeks of paid vacation per year.

None of Messrs. Nolan, Lyons or Kirby is entitled to an excise tax gross-up payment after a change in control of our company under their employment agreements. However, upon a termination of the employment of Messrs. Nolan, Lyons or Kirby after a change in control of our company, if any portion of the executive’s termination payment would constitute an “excess parachute payment,” then the termination payment made to the executive will either be made in full or made in the greatest amount such that no portion of the termination payment would be subject to the excise tax, whichever results in the receipt by the executive of the greatest benefit on an after-tax basis. In connection with entering into the employment agreements, each of Messrs. Nolan, Lyons and Kirby executed a Confidentiality, Non-solicitation and Work Product Assignment Agreement with us.

Prior to May 13, 2015, Mr. Marquez served as our Chairman and Chief Executive Officer pursuant to a CEO Employment Agreement since March 2011. Under the CEO Employment Agreement, Mr. Marquez was entitled to, among other things, (i) an annual base salary, subject to increase in 2015; (ii) eligibility to receive an annual bonus as provided in our Senior Management Bonus Plan, contingent on Mr. Marquez’s continued employment with us on such dates; (iii) an allowance for Mr. Marquez and his wife and their three children to travel round trip from New York to Madrid, Spain, twice each year during the term of Mr. Marquez’s employment; (iv) tax equalization payments to the extent the income taxes Mr. Marquez is required to pay in the United States for company compensation exceed the income taxes he would have paid in Spain; (v) four weeks of vacation per year; (vi) severance and health and dental benefits upon termination or non-renewal of employment; (vii) severance and health and dental benefits upon a termination of employment after a change in control of our company; and (viii) other benefits of employment comparable to other senior management. Mr. Marquez is not entitled to an excise tax gross-up payment after a change in control of our company. However, if any portion of the severance payments or any other payments under the CEO Employment Agreement or under any other agreement with Mr. Marquez would result in the imposition on him of an excise tax under the Internal Revenue Code, then the total amount of such payments will be delivered either in full (with Mr. Marquez paying the applicable excise tax) or in a reduced amount such that no portion of such payments would be subject to excise tax, whichever results in the receipt of the greatest benefit on an after-tax basis. In connection with entering into the CEO Employment Agreement, Mr. Marquez executed a Confidentiality, Non-Solicitation and Work Product Assignment Agreement with us. On April 10, 2015, our Board of Directors provided notice to Mr. Marquez that his employment agreement with our company would not be renewed. Upon the expiration of his employment agreement on May 12, 2015, Mr. Marquez ceased to be Chairman and Chief Executive Officer and, pursuant to our company’s Amended and Restated By-Laws, a director of our company.

On October 2, 2015, we entered into a separation and consulting agreement with Mr. Funk pursuant to which his employment with our company ended effective October 31, 2015. Under the agreement, Mr. Funk is entitled to a severance benefit of $375,000 payable in a lump sum payment, less applicable tax withholdings, on the first day of the seventh month following the month in which Mr. Funk’s employment with our company terminated, or May 1, 2016, and such lump sum payment shall be accompanied by a payment of interest. The agreement also provides that we will continue to pay our portion of Mr. Funk’s group medical and dental insurance premium during the 12-month period following October 31, 2015, provided that Mr. Funk pays his portion of the group medical and dental insurance premium in the form of a deduction from his severance benefit. Given Mr. Funk elected not to enroll in our company’s group medical and dental insurance we will not pay any premiums for him. Also pursuant to the agreement, we will pay up to an aggregate of $15,000 for legal or tax advisory services to be provided to Mr. Funk, provided such services are rendered by May 1, 2016. Also pursuant to the agreement, Mr. Funk agreed to serve in a consulting capacity to our company as its Internal Audit, Enterprise Risk and Controls Consultant from November 1, 2015 through February 28, 2017 for a total consulting fee of $80,000. In connection with his entry into the agreement, Mr. Funk (a) provided us and our subsidiaries a general liability release and agreed to not solicit certain of our or our subsidiaries’ current or prospective clients or any individual employed by us or any of our subsidiaries on October 31, 2015, in each case, for a period of 12 months following the termination of his employment; and (b) agreed to keep confidential and proprietary business information of ours and our subsidiaries confidential and to return such information to us upon the termination of his employment.

Additional information regarding these employment agreements can be found in “Disclosure Regarding Summary Compensation Table and Grants of Plan-Based Awards Table” and “Potential Payments Upon Termination or Change in Control.”

Impact of Tax Treatment on Compensation

Under Section 162(m) of the Internal Revenue Code, the tax deduction available to corporate taxpayers, such as us, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. The Compensation Committee currently intends, except in limited circumstances, to qualify compensation paid to our executive officers for deductibility by us under Section 162(m) of the Internal Revenue Code. Section 409A of the Internal Revenue Code provides, among other things, rules for when compensation may be deferred and when, if deferred, it may be paid. Our compensation plans and agreements are intended to be compliant with Section 409A.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with our management and, based on such review and discussion, has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Hudson Global, Inc.
COMPENSATION COMMITTEE

Richard K. Coleman, Jr., Chairman
Jeffrey E. Eberwein
Ian V. Nash

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning the compensation earned for 2015 by (i) our Chief Executive Officer, (ii) our Chief Financial Officer, (iii) our other most highly compensated executive officer who was serving as an executive officer at the end of 2015, (iv) Mr. Marquez, our former Chairman and Chief Executive Officer who served in such position until May 12, 2015, and (v) Messrs. Curcuru and Funk, our former Senior Vice President, Controller and Chief Accounting Officer and Vice President, Internal Audit, respectively, who would have been two of our three most highly compensated executive officers had they been serving in such positions at the end of 2015. Information is not included for Messrs. Lyons and Kirby for 2013 and 2014 because they did not become executive officers until 2015 and for Mr. Curcuru for 2013 because he did not join our company until 2014. The persons named in the table are also referred to in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Salary	Bonus	Stock Awards(7)	Option Awards(8)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Stephen A. Nolan, Chief Executive Officer(1)	2015	$545,455	$0	$1,012,800	$0	$137,000	$0		$1,695,255
	2014	$450,000	$0	$343,470	$0	$254,000	$0		$1,047,470
	2013	$262,500	$0	$240,000	$0	$0	$0		$502,500
Patrick Lyons, Chief Financial Officer and Chief Accounting Officer(2)	2015	$290,442	$0	$65,096	$0	$54,000	$4,588	(9)	$414,126
	2014	—	—	—	—	—	—		—
	2013	—	—	—	—	—	—		—
David F. Kirby, Senior Vice President, Treasury and Relations(3)	2015	$211,875	$0	$57,626	$0	$32,242	$7,950	(9)	$309,693
	2014	—	—	—	—	—	—		—
	2013	—	—	—	—	—	—		—
Manuel Marquez, Former Chairman and Chief Executive Officer(4)	2015	$235,985	$0	$0	$0	$0	$781,010	(10)	$1,016,995
	2014	$624,000	$75,000	$0	$0	$472,000	$121,501		$1,292,501
	2013	$624,000	$125,000	$0	$0	$0	$121,390		$870,390
Arthur Curcuru, Former Senior Vice President, Controller and Chief Accounting Officer(5)	2015	$142,361	$0	$44,020	$0	$0	$0		$186,381
	2014	$166,667	$75,000	$40,125	$0	$0	$5,000		$286,792
	2013	—	—	—	—	—	—		—
Neil J. Funk, Former Vice President, Internal Audit(6)	2015	$208,333	$0	$0	$0	$0	$0		$208,333
	2014	$250,000	$0	$0	$0	$105,000	$7,500		$362,500
	2013	$250,000	$0	$27,830	$0	$0	$7,500		$285,330

(1)	On April 16, 2015, our Board of Directors appointed Mr. Nolan Chief Executive Officer of our company effective May 13, 2015. Mr. Nolan also continued to serve as Chief Financial Officer until August 8, 2015, at which time his successor, Mr. Lyons, was appointed.
(2)	On August 7, 2015, we entered into an agreement with Mr. Lyons pursuant to which he is employed as our Chief Financial Officer and Chief Accounting Officer of our company effective August 8, 2015.
(3)	On August 3, 2015, we entered into an agreement with Mr. Kirby pursuant to which he is employed as our Senior Vice President, Treasury and Investor Relations with our company effective August 8, 2015.
(4)	On April 10, 2015, our Board of Directors provided notice to Mr. Marquez that his CEO Employment Agreement with our company would not be renewed. Upon the expiration of his CEO Employment Agreement on May 12, 2015, Mr. Marquez ceased to be Chairman and Chief Executive Officer and, pursuant to our company’s Amended and Restated By-Laws, a director of our company.
(5)	Mr. Curcuru resigned from his position with our company and his employment with our company ended July 27, 2015.
(6)	On October 2, 2015, we entered into a separation and consulting agreement with Mr. Funk pursuant to which his employment with our company ended October 31, 2015.

(7)	The dollar amount shown reflects the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures) for all awards of restricted stock and restricted stock units granted during the relevant fiscal year. Assumptions used in the calculation of these amounts are included in Note 6 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015. Awards of restricted stock that we granted in 2015 to our named executive officers are subject to performance conditions and service conditions as described above under “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives.” See note 2 to the Grants of Plan-Based Awards table. Based on our actual 2015 performance, the dollar amounts in the table above reflect the maximum number of shares that will vest subject to service vesting conditions.
(8)	The dollar amount shown reflects the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures) for all awards of stock options granted during the relevant fiscal year. Assumptions used in the calculation of these amounts are included in Note 6 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015.
(9)	Consists only of our matching contributions under our 401(k) Savings Plan. Certain personal benefits we provided to the named executive officers are not included in the table because the aggregate amount of such personal benefits for each named executive officer was less than $10,000.
(10)	For Mr. Marquez, the dollar amount consists of (a) $41,119 for round trip airline tickets for Mr. Marquez and his wife and their three children to travel round trip from New York and Madrid, Spain once during 2015, (b) $11,302 for fees paid to an accounting firm in connection with the preparation of Mr. Marquez’s tax documentation and (c) the following amounts that Mr. Marquez would be entitled to upon execution of a release and waiver agreement under his CEO Employment Agreement as a result of our Board of Directors providing notice to Mr. Marquez that his CEO Employment Agreement would not be renewed, which is treated as a termination without cause: (i) severance pay in an amount equal to Mr. Marquez’s then-current base salary (which base salary was $648,960 on the date of termination) for a period of twelve months following his separation from service; (ii) a pro-rata bonus for the year of termination ($64,212); and (iii) health and dental insurance benefits for a period up to the twelve month severance period (which insurance benefits we estimate to be valued at $15,417). Mr. Marquez does not agree with this treatment of compensation and benefits under the CEO Employment Agreement and, on August 13, 2015, filed an arbitration claim against our company for additional amounts that he would be entitled if a termination without cause had occurred in connection with a change in control of our company. We do not agree with Mr. Marquez’s interpretation of the CEO Employment Agreement and are vigorously defending against his claim for additional amounts. However, if Mr. Marquez were successful in asserting such a claim, Mr. Marquez would be entitled to the compensation and benefits described below under “Potential Payments Upon Termination or Change in Control — CEO Employment Agreement with Manuel Marquez” applicable to a termination without cause following a change in control of our company.

Grants of Plan-Based Awards

The following table sets forth information regarding the awards that we made to the named executive officers during 2015 under our 2015 Incentive Compensation Program (“ICP”) and our 2009 Incentive Stock and Awards Plan (“ISAP”). The columns under “Estimated Potential Payouts Under Non-Equity Incentive Plan Awards” show the threshold, target and maximum bonus amounts that could have been earned under the 2015 Incentive Compensation Program.

Name	Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(6)
		Threshold	Target	Maximum	Threshold	Target		Maximum
Stephen A. Nolan
ICP		$189,000	$450,00	$810,000
ISAP – Restricted Stock	3/5/15				55,650	132,500	(2)	238,500				$376,300
	5/18/15					350,000	(3)					$276,500
	5/18/15								150,000			$360,000
Patrick Lyons
ICP		$73,920	$176,000	$316,800
ISAP – Restricted Stock	3/5/15				5,205	12,400	(2)	22,320				$35,216
	11/6/15								12,000			$29,880
David F. Kirby
ICP		$44,520	$106,000	$190,800
ISAP – Restricted Stock	3/5/15				5,205	12,400	(2)	22,320				$35,216
	11/6/15								9,000			$22,410
Manuel Marquez
ICP		$245,280	$584,064	$1,051,200
Arthur Curcuru(4)
ICP		$52,500	$125,000	$225,000
ISAP – Restricted Stock	3/5/15				6,510	15,500	(2)	27,900				$44,020
Neil J. Funk(5)
ICP		$52,500	$125,000	$225,000

(1)	The 2015 threshold and target data and results under our 2015 Incentive Compensation Program for our named executive officers is described previously under “Compensation Discussion and Analysis — Elements of Compensation — Annual Incentives.”
(2)	These shares of restricted stock granted vested on June 15, 2015 as a result of the change in control of our company discussed above under “Proposal 1: Election of Directors — Change in Control.” The performance vesting conditions with respect to the restricted stock would have been satisfied as follows:
(a)	80.0% of the shares of restricted stock (the “EBITDA Restricted Stock”) shall vest upon the determination by the Compensation Committee that our company achieved for the year ending December 31, 2015 a “target” Aggregated Regional EBITDA (defined as our company’s aggregated regional earnings before interest, income taxes, depreciation and amortization, non-operating income or expense, goodwill and other impairment charges, business reorganization expenses and other charges and before corporate allocations for the year ending December 31, 2015) of $23 million; provided that 40.0% to 99.9% of the shares of EBITDA Restricted Stock will vest if the Aggregated Regional EBITDA is between $16.1 million and $22.9 million (such vesting percentage determined pro rata for Aggregated Regional EBITDA achievement within such range), and a number of shares equal to 100.1% to 180.0% of the EBITDA Restricted Stock will vest (in the case of a number of shares up to 100.0% of the EBITDA Restricted Stock) or be granted (in the case of shares in excess of 100.0% of the EBITDA Restricted Stock) if the Aggregated Regional EBITDA is between $23.01 million and $34.5 million (such vesting percentage determined pro rata for Aggregated Regional EBITDA achievement within such range), subject in each case to the satisfaction of the service vesting conditions; and provided further that any such newly granted shares in excess of

100.0% of the EBITDA Restricted Stock shall be deemed restricted stock subject to all of the terms and conditions of the restricted stock award agreement; and
(b)	20.0% of the shares of restricted stock (the “Corporate Costs Restricted Stock”) shall vest upon the determination by the Compensation Committee that our company achieved for the year ending December 31, 2015 a “target” Corporate Costs (defined as our company’s total costs for corporate, including corporate costs allocated to the regions, for the year ending December 31, 2015) of $13 million; provided that 50% to 99.9% of the shares of Corporate Costs Restricted Stock will vest if the Corporate Costs is between $14.3 million and $13.01 million (such vesting percentage determined pro rata for Corporate Costs achievement within such range), and a number of shares equal to 100.1% to 180.0% of the Corporate Costs Restricted Stock will vest (in the case of a number of shares up to 100.0% of the Corporate Costs Restricted Stock) or be granted (in the case of shares in excess of 100.0% of the Corporate Costs Restricted Stock) if the Corporate Costs is between $12.99 million and $10.4 million (such vesting percentage determined pro rata for Corporate Costs achievement within such range), subject in each case to the satisfaction of the service vesting conditions; and provided further that any such newly granted shares in excess of 100.0% of the Corporate Costs Restricted Stock shall be deemed restricted stock subject to all of the terms and conditions of the restricted stock award agreement.

The executive shall forfeit the number of shares of EBITDA Restricted Stock and Corporate Costs Restricted Stock that do not vest pursuant to paragraphs (a) and (b) above. To the extent the performance vesting conditions set forth in paragraphs (a) and (b) above, the service vesting conditions with respect to the restricted stock shall be satisfied as follows: (i) 33 1/3% of the shares of restricted stock shall vest on the later of the determination of the satisfaction of the performance vesting conditions or the first anniversary of the grant date, (ii) 33 1/3% of the shares of restricted stock shall vest on the second anniversary of the grant date, and (iii) 33 1/3% of the shares of restricted stock shall vest on the third anniversary of the grant date; provided that, in each case, the executive remains employed by our company from the grant date through the date the performance vesting conditions are satisfied, in the case of clause (i), or the applicable anniversary date, in the cases of clauses (ii) and (iii).

(3)	The performance and service vesting conditions with respect to the restricted stock are satisfied as follows:

the applicable additional number of shares of restricted stock (as set forth in the chart below) shall vest on November 13, 2016 (up to a maximum of 350,000 shares of restricted stock) if Mr. Nolan remains employed by our company from the grant date through November 13, 2016 to the extent the Average Share Price (defined as the volume weighted average closing price of our common stock during any 30 consecutive trading days between the grant date and November 13, 2016) meets or exceeds the applicable Share Price Target (as set forth in the chart below).

Share Price Target	Additional Number of Shares of Restricted Stock Vested(1)
$3.50	87,500
$4.25	87,500
$5.00	87,500
$6.00	87,500

(1)	To the extent the Average Share Price is between two Share Price Targets, the number of shares of restricted stock vested pursuant to this section (b) will be equal to the sum of (x) the number of shares of restricted stock for each of the Share Price Targets that have been met plus (y) the number of shares of restricted stock equal to (i) the percentage equal to (A) the Average Share Price minus the lower Share Price Target divided by (B) the higher Share Price Target minus the lower Share Price Target multiplied by (ii) the number of shares of restricted stock that would vest if the higher Share Price Target had been met. By way of example, if the Average Share Price was $5.55, the number of shares of Restricted Stock would equal 310,625. [87,500 + 87,500 + 87,500 + (($5.55 - $5.00 = $.55)/($6.00 - $5.00 = $1.00) = 55% x 87,500 = 48,125)]

Mr. Nolan shall forfeit the number of shares of restricted stock that do not vest pursuant to provisions above.

(4)	Mr. Curcuru resigned from his position with our company effective July 27, 2015 and, as a result, he forfeited all of such awards.

(5)	Mr. Funk’s employment with our company ended on October 31, 2015 and, as a result, he forfeited all of such awards.
(6)	The dollar amount shown reflects the aggregate grant date fair value of the amounts of restricted stock awards, restricted stock unit awards and option awards calculated in accordance with FASB ASC Topic 718.

Disclosure Regarding Summary Compensation Table and Grants of Plan-Based Awards Table

Executive Employment Agreements

We have Executive Employment Agreements with each of our other executive officers, including the named executive officers (other than Mr. Marquez, Mr. Curcuru and Mr. Funk). Pursuant to the Executive Employment Agreements, we agree to employ each of the executives for one-year terms (other than Mr. Lyons and Mr. Kirby whose agreements do not specify a term), with automatic, annual extensions of additional one-year terms. The Executive Employment Agreements entitle the executives to:

•	an annual base salary in the amount of at least $600,000 for Mr. Nolan, $325,000 for Mr. Lyons and $230,000 for Mr. Kirby;
•	eligibility to receive an annual bonus as provided in our Senior Management Bonus Plan;
•	four weeks of vacation per year; and
•	other benefits of employment comparable to other senior management of our company.

On May 18, 2015, we entered into an employment agreement with Mr. Nolan pursuant to which we employ Mr. Nolan as our Chief Executive Officer. Under the agreement, Mr. Nolan is entitled to the benefits described previously under “Compensation Discussion & Analysis — Agreements with Named Executive Officers.”

On August 3, 2015, we entered into an employment agreement with Mr. Kirby pursuant to which we employ Mr. Kirby as our Senior Vice President, Treasury and Investor Relations. Under the agreement, Mr. Kirby is entitled to the benefits described previously under “Compensation Discussion & Analysis —  Agreements with Named Executive Officers.”

On August 7, 2015, we entered into an employment agreement with Mr. Lyons pursuant to which we employ Mr. Lyons as our Chief Financial Officer and Chief Accounting Officer. Under the agreement, Mr. Lyons is entitled to the benefits described previously under “Compensation Discussion & Analysis —  Agreements with Named Executive Officers.”

We have the right to terminate each executive’s employment at any time, subject to the provisions of the Executive Employment Agreements described below under “Potential Payments Upon Termination or Change in Control — Executive Employment Agreements.”

2015 Incentive Compensation Program

Our Compensation Committee annually sets bonus performance targets to help drive growth in our financial performance year-over-year. For 2015, this growth was measured in dollars of adjusted EBITDA, on a constant currency basis, and corporate costs. Adjusted EBITDA was calculated net of bonuses payable under the program. See “Compensation Discussion and Analysis — Elements of Compensation — Annual Incentives” for a discussion of the adjusted EBITDA and corporate costs targets and thresholds applicable for the named executive officers.

Restricted Stock

The grants of restricted stock made to our named executive officers in (i) March and May 2015 vest based on performance conditions and service conditions, except for 150,000 shares granted to Mr. Nolan in May 2015 that vest solely based on service conditions, and (ii) November 2015 vest based on service conditions, as described previously under “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive.” The shares of restricted stock granted to our named executive officers in March 2015 vested on June 15, 2015 as a result of the change in control of our company discussed above under “Proposal 1: Election of Directors — Change in Control.” See “Potential Payments Upon Termination

or Change in Control — Restricted Stock Agreements” for a description of the terms of the restricted stock triggered upon a termination of the employment of a named executive officer or a change in control of our company.

CEO Employment Agreement with Manuel Marquez

Pursuant to the CEO Employment Agreement, dated March 7, 2011, we employed Mr. Marquez as Chairman and Chief Executive Officer of our company. The CEO Employment Agreement entitled Mr. Marquez to:

•	an annual base salary of $648,960 for 2015;
•	a target annual bonus of $584,064 for 2015;
•	an allowance, based on the reasonable estimate for business class airfare, for Mr. Marquez and his wife and their three children to travel round trip from New York to Madrid, Spain twice each year during the term of Mr. Marquez’s employment;
•	tax equalization payments to the extent the income taxes Mr. Marquez is required to pay in the United States for company compensation exceed the income taxes he would have paid in Spain;
•	four weeks of vacation per year; and
•	other benefits of employment comparable to other senior management.

On April 10, 2015, our Board of Directors provided notice to Mr. Marquez that his CEO Employment Agreement with our company would not be renewed. Upon the expiration of his CEO Employment Agreement on May 12, 2015, Mr. Marquez ceased to be Chairman and Chief Executive Officer and, pursuant to our company’s Amended and Restated By-Laws, a director of our company.

Outstanding Equity Awards at December 31, 2015

The following table sets forth information on outstanding stock option, restricted stock and restricted stock unit awards held by the named executive officers at December 31, 2015, including the number of shares underlying both exercisable and unexercisable portions of each stock option, the exercise price and expiration date of each outstanding option and the market value of shares of restricted stock and restricted stock units that have not vested based on the closing market price for our common stock on December 31, 2015 of $2.92.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options – Exercisable		Number of Securities Underlying Unexercised Options – Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested
Stephen A. Nolan	0		0	—	—	500,000	(1)	$1,460,000
Patrick Lyons	5,000	(2)	0	$14.53	5/5/2016	12,000	(3)	$35,040
David F. Kirby	5,000	(4)	0	$16.00	2/15/2016	9,000	(3)	$26,280
	1,500	(5)	0	$16.90	2/6/2017	—		—
Manuel Marquez	0		0	—	—	—		—
Arthur Curcuru	0		0	—	—	—		—
Neil J. Funk	5,000	(5)	0	$16.90	4/30/2016	—		—

(1)	The shares of restricted stock were granted on May 18, 2015 with the following vesting criteria:
(a)	150,000 shares of restricted stock shall vest on November 13, 2016 if Mr. Nolan remains employed by our company from the grant date through November 13, 2016; and

(b)	the applicable additional number of shares of restricted stock (as set forth in the chart below) shall vest on November 13, 2016 (up to a maximum of 350,000 shares of restricted stock) if Mr. Nolan remains employed by our company from the grant date through November 13, 2016 to the extent the Average Share Price (defined as the volume weighted average closing price of our common stock during any 30 consecutive trading days between the grant date and November 13, 2016) meets or exceeds the applicable Share Price Target (as set forth in the chart below).

Share Price Target	Additional Number of Shares of Restricted Stock Vested(1)
$3.50	87,500
$4.25	87,500
$5.00	87,500
$6.00	87,500

(1)	To the extent the Average Share Price is between two Share Price Targets, the number of shares of Restricted Stock vested pursuant to this Section 2(b) will be equal to the sum of (x) the number of shares of Restricted Stock for each of the Share Price Targets that have been met plus (y) the number of shares of Restricted Stock equal to (i) the percentage equal to (A) the Average Share Price minus the lower Share Price Target divided by (B) the higher Share Price Target minus the lower Share Price Target multiplied by (ii) the number of shares of Restricted Stock that would vest if the higher Share Price Target had been met. By way of example, if the Average Share Price was $5.55, the number of shares of Restricted Stock would equal 310,625. [87,500 + 87,500 + 87,500 + (($5.55 - $5.00 = $.55)/($6.00 - $5.00 = $1.00) = 55% x 87,500 = 48,125)]
(2)	The options were granted on May 5, 2006 and vest in four equal installments on the first, second, third and fourth anniversary of the grant date.
(3)	The shares of restricted stock were granted on November 6, 2015 and vest on August 13, 2016 based on service conditions.
(4)	The options were granted on February 15, 2006 and vest in four equal installments on the first, second, third and fourth anniversary of the grant date.
(5)	The options were granted on February 6, 2007 and vest in four equal installments on the first, second, third and fourth anniversary of the grant date.

Option Exercises and Stock Vested

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock that occurred during 2015 for each of our named executive officers on an aggregated basis:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting(1)
Stephen A. Nolan	$0	$0	296,700	(2)	$649,062
Patrick Lyons	$0	$0	19,165	(2)	$42,838
David F. Kirby	$0	$0	33,910	(2)	$74,224
Manuel Marquez	$0	$0	25,000		$63,250
Arthur Curcuru	$0	$0	23,000	(2)	$50,870
Neil J. Funk	$0	$0	1,020	(2)	$2,856

(1)	Reflects the amount calculated by multiplying the number of shares of restricted stock vested by the market price of our common stock on the vesting date.
(2)	Includes shares vested on June 15, 2015 as a result of the change in control of our company discussed above under “Proposal 1: Election of Directors — Change in Control.”

Potential Payments Upon Termination or Change in Control

We have entered into agreements and maintain plans that will require us to provide compensation to the named executive officers in the event of a termination of employment or a change in control of our company. The estimated amount of compensation payable to Messrs. Nolan, Lyons and Kirby in each situation is listed in the tables below, assuming that the termination and/or change in control of our company occurred at December 31, 2015, the last business day of our fiscal year, and that our common stock is valued at $2.92, the closing market price for our common stock on December 31, 2015. Descriptions of the circumstances that would trigger payments or the provision of other benefits to these named executive officers, how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding such agreements and plans, and other material assumptions that we have made in calculating the estimated compensation, follow these tables.

Payments and Benefits to Stephen A. Nolan
	Termination by Company for Cause or by Executive	Termination by Company Without Cause	Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason
Severance	$0	$600,000	$0	$0	$0	$1,575,000
Health and Dental Insurance	$0	$16,463	$0	$0	$0	$24,695
Advisor Fees	$0	$0	$0	$0	$0	$15,000
Vesting of Restricted Stock	$0	$0	$1,460,000	$0	$1,460,000	$1,460,000
Vesting of Stock Options	$0	$0	$0	$0	$0	$0
Total	$0	$616,463	$1,460,000	$0	$1,460,000	$3,074,695

Payments and Benefits to Patrick Lyons
	Termination by Company for Cause or by Executive	Termination by Company Without Cause	Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason
Severance	$0	$324,833	$0	$0	$0	$446,833
Health and Dental Insurance	$0	$16,463	$0	$0	$0	$16,463
Advisor Fees	$0	$0	$0	$0	$0	$0
Vesting of Restricted Stock	$0	$0	$35,040	$0	$0	$35,040
Vesting of Stock Options	$0	$0	$0	$0	$0	$0
Total	$0	$341,296	$35,040	$0	$0	$498,336

Payments and Benefits to David F. Kirby
	Termination by Company for Cause or by Executive	Termination by Company Without Cause	Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason
Severance	$0	$223,908	$0	$0	$0	$297,666
Health and Dental Insurance	$0	$16,412	$0	$0	$0	$16,412
Advisor Fees	$0	$0	$0	$0	$0	$0
Vesting of Restricted Stock	$0	$0	$26,280	$0	$0	$26,280
Vesting of Stock Options	$0	$0	$0	$0	$0	$0
Total	$0	$240,320	$26,280	$0	$0	$340,358

Executive Employment Agreements

We have Executive Employment Agreements with Messrs. Nolan, Lyons and Kirby. If the executive officer dies during the term of the Executive Employment Agreement, if we terminate the executive officer’s employment as a result of the executive officer’s disability or for cause, or if the executive officer voluntarily terminates employment with us other than, in the case of Mr. Nolan, for good reason, then we will have no further obligation to the executive officer or his estate, except to pay base salary earned through the date of death or termination.

If we terminate the executive officer’s employment without cause or do not renew the executive officer’s employment agreement or, in the case of Mr. Nolan, he terminates his employment with us for good reason, then, subject to the executive officer executing our then-current form of general release agreement, the executive officer will be entitled to receive (i) base salary earned through the date of termination, (ii) a severance payment equal to his then-current base salary for a period of up to twelve months following such termination made in equal installments on our regular pay dates, (iii) our portion of the premiums for providing continued health and dental insurance benefits to the executive officer for up to twelve months after termination (with only the executive’s portion of such premiums deducted from the executive officer’s severance payment), and (iv) in the case of Mr. Nolan, up to an aggregate amount of $20,000 for outplacement services to be provided to Mr. Nolan for up to six months following such termination. The severance payment, plus accrued interest, will not be paid to the executive officer until six months after the executive officer’s termination, unless the severance payment is less than a certain amount, as prescribed by statute.

After a change in control of our company, if the executive officer’s employment is terminated by us other than by reason of death, disability or for cause or by the executive officer for good reason, then the executive officer, other than Mr. Nolan, is entitled to a lump-sum severance payment equal to the executive officer’s annual base salary immediately prior to termination, and the executive officer’s target annual bonus under our Senior Management Bonus Plan for the year in which the termination occurs, plus health and dental insurance benefits for a period of up to twelve months after termination. For Mr. Nolan, after a change in control of our company, if his employment is terminated by us other than by reason of death, disability or for cause or by Mr. Nolan for good reason, then Mr. Nolan is entitled to severance equal to 1.5 times his annual base salary immediately prior to termination and 1.5 times his target annual bonus under our Senior Management Bonus Plan for the year in which the termination occurs paid in equal installments over eighteen months following termination, plus health and dental insurance benefits for a period of up to eighteen months after termination and up to an aggregate amount of $20,000 for outplacement services to be provided to Mr. Nolan for up to six months following such termination. The Executive Employment Agreements provide that, upon a termination of employment after a change in control of our company, if any portion of the executive’s termination payment would constitute an “excess parachute payment” then the termination payment made to the executive shall either be delivered in full or delivered in the greatest amount such that no portion of the termination payment would be subject to the excise tax, whichever results in the receipt by the executive of the greatest benefit on an after-tax basis. The Executive Employment Agreements do not provide for an excise tax gross-up payment.

The amounts set forth in the tables above for the named executive officers who have an Executive Employment Agreement assume that:

•	health and dental insurance benefits will continue for twelve months (eighteen months for Mr. Nolan pursuant to his employment agreement) after termination at the current cost per year for each executive officer;
•	for purposes of determining whether any excise tax is triggered, we would be able to overcome any presumption that restricted stock grants in 2015 were made in contemplation of a change in control pursuant to regulations issued under the Internal Revenue Code; and
•	legal and accounting advisor fees are the maximum possible under the Executive Employment Agreements.

As a condition to entering into the Executive Employment Agreement, each executive officer agreed to keep confidential information of ours confidential and to return such information to us upon termination of employment, to not solicit for one year clients who we provided services during the twelve months preceding the date of the executive officer’s termination and not to solicit or hire for one year any individual we employed on the date of the executive officer’s termination.

The Executive Employment Agreements define the following terms:

•	“Cause” (other than under the Executive Employment Agreement with Mr. Nolan) means:
•	the willful failure to perform, or gross negligence in, the performance of, the executive’s duties and obligations in any material respect or compliance with the reasonable and legal business directions of our Chief Executive Officer, following delivery to executive of a written notice from our company which describes the basis for our company’s reasonable belief that executive has not substantially performed executive’s duties and executive’s failure to remedy such performance concerns within 30 days;
•	executive’s willful failure to comply with a material employment policy or contractual obligation to our company; or
•	executive’s commission of a felony, criminal dishonesty or fraud.
•	Under Mr. Nolan’s Executive Employment Agreement, “Cause” means:
•	the willful failure of the executive to perform the executive’s duties and obligations in any material respect, which failure is not cured within 30 days after receipt of written notice of such failure;
•	intentional acts of dishonesty or willful misconduct by the executive with respect to us;
•	conviction of a felony or violation of any law involving dishonesty, disloyalty or fraud, or a pleading of guilty or nolo contendere to such charge;
•	repeated refusal to perform the reasonable and legal instructions of the our board of directors;
•	any material breach of the agreement or the Confidentiality, Non-Solicitation and Work Product Assignment Agreement that the executive entered into with us;
•	failure to confirm compliance with our Code of Business Conduct and Ethics after ten days’ written notice requesting confirmation; or
•	any violation of the terms, including any non-competition, non-disclosure, non-solicitation or confidentiality provisions, of any written or oral agreement, arrangement or understanding to which the executive is a party or by which the executive is bound, other than his agreements with our company.
•	“Change in control” means:
•	the consummation of a consolidation, merger, share exchange or reorganization involving us, except for certain transactions that do not result in another person acquiring control of us;
•	our stockholders approve a plan of complete liquidation or dissolution of us or an agreement for the sale of substantially all of our assets, other than sale of substantially all of our assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by our stockholders in substantially the same proportions as their ownership immediately prior to such sale;
•	any person, with certain exceptions, is or becomes the beneficial owner of our securities representing more than 20% of our outstanding shares of common stock or combined voting power of our outstanding voting securities; or

•	individuals who were directors as of the date of the agreement and any new director whose appointment or election was approved or recommended by a vote of at least two-thirds of the directors then in office who were either directors on the date of agreement or whose appointment or election was previously so approved or recommended cease to constitute a majority of our directors.
•	“Disability” (defined only in the Executive Employment Agreement with Mr. Nolan) in the means the executive is unable to perform the executive’s essential job duties and responsibilities due to mental or physical disability for a total of twelve weeks, whether consecutive or not, during any rolling twelve-month period.
•	“Good reason” (other than under the Executive Employment Agreement with Mr. Nolan) means:
•	any breach of the Executive Employment Agreement by us, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that we remedy promptly after receipt of notice;
•	any reduction in the executive’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits, in each case, relative to those most favorable to the executive in effect during the 180-day period prior to a change in control;
•	the removal of the executive from, or failure to reelect or reappoint the executive to, any of the positions held with us on the date of a change in control or any other positions to which the executive is thereafter elected or appointed;
•	a good faith determination by the executive that there has been a material adverse change in the executive’s working conditions or status with us relative to the most favorable working conditions or status during the 180-day period prior to a change in control;
•	the relocation of the executive’s principal place of employment to a location more than 50 miles from the executive’s principal place of employment on the date 180 days prior to a change in control; or
•	we require the executive to travel on our business 20% in excess of the average number of days per month the executive was required to travel during the 180-day period prior to the change in control.
•	Under Mr. Nolan’s Executive Employment Agreement, “Good reason” means:
•	any material breach of the Executive Employment Agreement by us, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that we remedy promptly after receipt of notice;
•	any material reduction in the executive’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits, in each case, relative to those most favorable to the executive in effect during the one-year period prior to a change in control;
•	the removal of the executive from, or failure to reelect or reappoint the executive to, any of the positions held with us on the date of a change in control or any other positions to which the executive is thereafter elected or appointed when such removal or failure constitutes a material diminution of the executive’s authority, duties, or responsibilities;
•	a material adverse change, without the executive’s written consent, in the executive’s working conditions or authority, duties, or responsibilities with the us relative to the most favorable working conditions or authority, duties, or responsibilities in effect during the one year period prior to the change in control;
•	the relocation of the executive’s principal place of employment to a location more than 50 miles from the executive’s principal place of employment on the date one year prior to a change in control; or

•	we require the executive to travel on our business 20% in excess of the average number of days per month the executive was required to travel during the one-year period prior to the change in control.

Restricted Stock Agreements

When we make grants of restricted stock to our executive officers, including the named executive officers, we enter into Restricted Stock Agreements with such executive officers that contain provisions that are triggered upon a termination of an executive officer or a change in control of our company.

If an executive officer’s employment or service with us is terminated for any reason other than death, then the shares of restricted stock that have not yet become fully vested will automatically be forfeited.

If the executive officer’s employment terminates by reason of the executive officer’s death, then the shares of restricted stock that have not yet become fully vested as a result of a service vesting condition not being satisfied will automatically become fully vested and the restrictions imposed upon the restricted stock will immediately lapse, but only if and to the extent that the performance vesting conditions shall have been achieved on or prior to the date of such termination of employment.

For awards of restricted stock granted before November 6, 2015, effective upon a change in control of our company, if the executive is employed by us or an affiliate of ours immediately prior to the date of such change in control, the shares of restricted stock will fully vest and the restrictions imposed upon the restricted stock will be immediately deemed to have lapsed. For awards of restricted stock granted beginning on November 6, 2015, effective upon a change in control of our company, if the executive is employed by us or an affiliate of ours immediately prior to the date of such change in control and is subsequently terminated within 12 months following the date of such change in control, the shares of restricted stock will fully vest and the restrictions imposed upon the restricted stock will be immediately deemed to have lapsed.

The amounts set forth in the tables above include the value attributable to unvested restricted stock held by Messrs. Nolan, Lyons and Kirby valued at the closing market price of our common stock on December 31, 2015.

As a condition to the grant of the restricted stock, the Restricted Stock Agreements provide that the executive officer will agree to keep confidential information of ours confidential during and after employment and to return such information to us upon termination of employment, not to solicit for one year clients to whom we provided services during the twelve months preceding the date of the executive officer’s termination and not to solicit or hire for one year any individual we employed as of the date of the executive officer’s termination. “Change in control” in the Restricted Stock Agreements has the same meaning set forth previously under “Executive Employment Agreements.”

Stock Option Agreements

When we make grants of options to our executive officers, including the named executive officers, we enter into Stock Option Agreements with such executive officers that contain provisions that are triggered upon a termination of an executive officer or a change in control of our company.

If we terminate the executive officer’s employment for cause, then any option held by the executive officer will immediately terminate and cease to be exercisable. If an executive officer ceases to be employed by us for any reason other than death or for cause, then that portion of the option which is exercisable on the date of the executive officer’s termination of employment will remain exercisable for a period of six months after such date and the remaining portion of the option will automatically expire on such date. If the executive officer’s employment terminates by reason of the executive officer’s death, then the option will become fully vested and will remain exercisable by the executive officer’s beneficiary for a period of one year after the date of the executive officer’s death. Effective upon a change in control of our company, the option will fully vest and will immediately become exercisable, except if our stockholders will receive capital stock of another corporation in connection with a change in control of our company and our Board of Directors determines that the option will be converted into an option to purchase shares of such capital stock. No named executive officer has any unvested stock options.

As a condition to the grant of the option, the Stock Option Agreements provide that the executive officer will agree to keep confidential information of ours confidential during and after employment and to return such information to us upon termination of employment, not to solicit for one year clients to whom we provided services during the twelve months preceding the date of the executive officer’s termination and not to solicit or hire for one year any individual we employed as of the date of the executive officer’s termination. “Cause” and “change in control” in the Stock Option Agreements have the same meanings set forth previously under “Executive Employment Agreements.”

CEO Employment Agreement with Manuel Marquez

We had a CEO Employment Agreement with Manuel Marquez. On April 10, 2015, our Board of Directors provided notice to Mr. Marquez that his CEO Employment Agreement would not be renewed. Upon the expiration of the CEO Employment Agreement on May 12, 2015, Mr. Marquez ceased to be Chairman and Chief Executive Officer and, pursuant to our company’s Amended and Restated By-Laws, a director of our company. The CEO Employment Agreement provides that if our company gives notice of non-renewal, it will be treated as a termination without cause. As a result, upon Mr. Marquez’s execution of a release and waiver agreement, Mr. Marquez would be entitled to the compensation and benefits described below applicable to a termination without cause. Mr. Marquez does not agree with this treatment of compensation and benefits under the CEO Employment Agreement and, on August 13, 2015, filed an arbitration claim against our company for additional amounts that he would be entitled if a termination without cause had occurred in connection with a change in control of our company. We do not agree with Mr. Marquez’s interpretation of the CEO Employment Agreement and are vigorously defending against his claim for additional amounts. However, if Mr. Marquez were successful in asserting such a claim, he would be entitled to the compensation and benefits described below applicable to a termination without cause following a change in control of our company.

Under the CEO Employment Agreement, if we terminate Mr. Marquez’s employment without cause, then Mr. Marquez would be entitled to receive severance pay in an amount equal to Mr. Marquez’s then-current base salary (which base salary was $648,960 on the date of termination) for a period of twelve months following his separation from service, a pro-rata bonus for the year of termination ($64,212) and health and dental insurance benefits for a period up to the twelve month severance period (which insurance benefits we estimate to be valued at $15,417).

Under the CEO Employment Agreement, after a change in control of our company, if we terminate Mr. Marquez’s employment without cause, then Mr. Marquez would be entitled to receive a cash termination payment equal to two times his then-current annual base salary (which base salary was $648,960 on the date of termination) and two times his target annual bonus (which target annual bonus was $584,064), a pro-rata bonus for the year of termination ($64,212) and health and dental insurance benefits for a period of up to twenty-four months after the termination (which insurance benefits we estimate to be valued at $30,834). Mr. Marquez is not entitled to an excise tax gross-up payment after a change in control of our company. However, if any portion of the severance payments or any other payments under the CEO Employment Agreement or under any other agreement with Mr. Marquez would result in the imposition on him of an excise tax under the Internal Revenue Code, then the total amount of such payments will be delivered either in full (with Mr. Marquez paying the applicable excise tax) or in a reduced amount such that no portion of such payments would be subject to excise tax, whichever results in the receipt of the greatest benefit on an after-tax basis.

As a condition to entering into the CEO Employment Agreement, Mr. Marquez agreed to keep confidential information of ours confidential and to return such information to us upon termination of employment, not to solicit for one year clients who we provided services during the twelve months preceding the date of his termination and not to solicit or hire for one year any individual we employed on the date of his termination. Mr. Marquez also agreed that, for a period of one year after termination of employment, he will not disparage us.

The CEO Employment Agreement defines the following terms:

•	“Cause” means:
•	the willful failure of Mr. Marquez to perform his duties and obligations in any material respect (other than any failure resulting from illness or disability);
•	acts of dishonesty or willful misconduct by Mr. Marquez with respect to us;
•	conviction of a felony or of a violation of any law involving moral turpitude, dishonesty or fraud, or a pleading of guilty or nolo contendere to such charge;
•	any material breach of the agreement or the Confidentiality, Non-Solicitation and Work Product Assignment Agreement that Mr. Marquez entered into with us; or
•	failure to confirm compliance with our Code of Business Conduct and Ethics after ten days’ written notice requesting confirmation.
•	“Change in control” means:
•	the consummation of a consolidation, merger, share exchange or reorganization involving us, except for certain transactions that do not result in another person acquiring control of us;
•	our stockholders approve a plan of complete liquidation or dissolution of us or an agreement for the sale of substantially all of our assets, other than sale of substantially all of our assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by our stockholders in substantially the same proportions as their ownership immediately prior to such sale;
•	any person, with certain exceptions, is or becomes the beneficial owner of our securities representing more than 20% of our outstanding shares of common stock or combined voting power of our outstanding voting securities; or
•	individuals who were directors as of the date of the agreement and any new director whose appointment or election was approved or recommended by a vote of at least two-thirds of the directors then in office who were either directors on the date of agreement or whose appointment or election was previously so approved or recommended cease to constitute a majority of our directors.

Resignation of Arthur Curcuru

Arthur Curcuru resigned from his position with our and his employment with our company ended effective July 27, 2015. Mr. Curcuru received no compensation or benefits in connection with such resignation.

Separation and Consulting Agreement with Neil J. Funk

On October 2, 2015, we entered into a separation and consulting agreement with Mr. Funk pursuant to which his employment with our company ended effective October 31, 2015. The payments and other benefits that we actually paid or are payable by us to Mr. Funk in connection with the cessation of his employment and pursuant to the terms of the separation and consulting agreement are described below. Under the agreement, Mr. Funk is entitled to a severance benefit of $375,000 payable in a lump sum payment, less applicable tax withholdings, on the first day of the seventh month following the month in which Mr. Funk’s employment with our company terminated, or May 1, 2016, and such lump sum payment shall be accompanied by a payment of interest. The agreement also provides that we will continue to pay our portion of Mr. Funk’s group medical and dental insurance premium during the 12-month period following October 31, 2015, provided that Mr. Funk pays his portion of the group medical and dental insurance premium in the form of a deduction from his severance benefit. Given Mr. Funk elected not to enroll in our company’s group medical and dental insurance we will not pay any premiums for him. Also pursuant to the agreement, we will pay up to an aggregate of $15,000 for legal or tax advisory services to be provided to Mr. Funk, provided such services are rendered by May 1, 2016. Also pursuant to the agreement, Mr. Funk agreed to serve in a consulting capacity to our company as its Internal Audit, Enterprise Risk and Controls Consultant from

November 1, 2015 through February 28, 2017 for a total consulting fee of $80,000. In connection with his entry into the agreement, Mr. Funk (a) provided us and our subsidiaries a general liability release and agreed to not solicit certain of our or our subsidiaries’ current or prospective clients or any individual employed by us or any of our subsidiaries on October 31, 2015, in each case, for a period of 12 months following the termination of his employment; and (b) agreed to keep confidential and proprietary business information of ours and our subsidiaries confidential and to return such information to us upon the termination of his employment.

COMPENSATION POLICIES AND PRACTICES AND RISK

We monitor and assess periodically our enterprise risks, including risks from our compensation policies and practices for our employees. Based on our periodic assessments, we believe that risks arising from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our company.

Our compensation policies and practices also do not encourage the taking of excessive or inappropriate risks for several reasons, including:

•	salaries are generally targeted at median market levels for comparable companies;
•	cash bonuses are capped, except in extremely rare cases, and are determined using objective and subjective criteria;
•	equity awards have service, and usually performance, vesting requirements;
•	we have stock ownership guidelines for our executive officers; and
•	we offer only customary benefits, such as health care and a defined contribution plan.

We believe these compensation policies and practices provide an appropriate balance between short-term and long-term incentives, encourage our employees to produce superior results for our company without having to take excessive or inappropriate risks to do so, and continue to serve the best interests our company and stockholders.

PROPOSAL 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

We are required by Section 14A of the Securities Exchange Act of 1934 to provide our stockholders with an advisory vote to approve the compensation of our named executive officers. This proposal, commonly known as “Say-on-Pay,” asks our stockholders to vote, on a non-binding, advisory basis, on a resolution approving the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement.

We have established comprehensive compensation programs for our executive officers, including our named executive officers, and the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement disclose information regarding the compensation of our named executive officers. Stockholders should reference and consider the information in these sections when evaluating our approach to compensating our named executive officers.

Our Board of Directors, the Compensation Committee of our Board of Directors and the Compensation Committee’s independent compensation consultant, when appropriate, monitor executive compensation programs and adopt changes, when appropriate, to our compensation programs to reflect the competitive market in which we compete for talent, as well as general economic, regulatory and legislative developments affecting executive compensation.

The objectives of our executive compensation programs are to attract and retain the talented individuals needed to achieve long-term success and to motivate them to achieve goals designed to enhance long-term stockholder value. With these objectives in mind, the Compensation Committee has taken the following compensation actions.

•	Targeting total cash compensation, which is comprised of base salary plus annual incentive (cash bonus), at median market levels for comparable companies:
•	Targeting base salaries at median market levels for comparable companies, and
•	Designing annual cash incentives to provide awards above median market levels for comparable companies only for above median market performance.
•	Linking the vesting of most restricted stock awards to our financial performance as described above under “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives.”
•	Limiting the perquisites that we make available to our named executive officers, who are entitled to few benefits that are not otherwise available to our employees. The aggregate amount of such perquisites for each named executive officer in any year reflected under “Executive Compensation — Summary Compensation Table” has not exceeded $10,000, other than for Mr. Marquez generally pursuant to his CEO Employment Agreement.
•	Requiring named executive officers to maintain certain stock ownership levels through the establishment of stock ownership guidelines.
•	Maintaining employment agreements that do not provide for an excise tax gross-up upon a change in control of our company.
•	Amending our form of agreement for equity awards to eliminate single-trigger vesting upon a change in control of our company.

The Compensation Committee will continue to emphasize compensation arrangements that align the financial interests of our executive officers with the interests of our stockholders and to require our executive officers to own a significant amount of our common stock. Please refer to the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement for a detailed discussion of our company’s executive compensation practices and philosophy and the actual compensation provided to our named executive officers.

The vote on the compensation of our named executive officers is advisory and not binding on us, our Board of Directors or the Compensation Committee. The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the annual meeting (assuming a quorum is present) is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Consequently, broker non-votes will have no effect on approval of the resolution, but abstentions will act as a vote against approval of the resolution. Shares of common stock represented by executed, but unmarked, proxies will be voted in favor of the approval of the compensation of our named executive officers as disclosed in this proxy statement; provided that, if you hold your shares of our common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the compensation of our named executive officers unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote in such manner. Although the outcome of this advisory vote on the compensation of our named executive officers is non-binding, our Board of Directors and the Compensation Committee will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

Our Board of Directors recommends that you vote “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee’s function is more fully described in its written charter, which our Board of Directors has adopted and which the Audit Committee reviews on an annual basis. Our Board of Directors annually reviews the independence of the Audit Committee members under standards of independence for audit committee members established by the Nasdaq Global Select Market and the Securities and Exchange Commission. Our Board of Directors has determined that each member of the Audit Committee is independent under those standards.

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Our independent registered public accounting firm, KPMG LLP, was responsible for performing an independent audit of the consolidated financial statements and effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2015. KPMG LLP was also responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and the effectiveness of internal control over financial reporting.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2015 and management’s assessment of internal control over financial reporting as of December 31, 2015, with our management and has discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 16 of the Public Company Accounting Oversight Board, Communications With Audit Committees, and Rule 2-07 of Securities and Exchange Commission Regulation S-X. In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee has discussed with KPMG LLP their independence.

Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited financial statements and management’s report on its assessment of internal control over financial reporting be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the Securities and Exchange Commission.

Hudson Global, Inc.
AUDIT COMMITTEE

Ian V. Nash, Chairman
Alan L. Bazaar
Jeffrey E. Eberwein

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF KPMG LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements and management’s assessment of internal controls over financial reporting for the fiscal year ending December 31, 2016. Our Board of Directors is seeking stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year 2016. KPMG LLP has served as our independent registered public accounting firm since March 2008.

Representatives of KPMG LLP will be available to answer appropriate questions from stockholders at the annual meeting and will be free to make statements, if they desire to do so, during the meeting.

Fees Paid to Our Independent Registered Public Accounting Firm

The following table presents fees billed for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2015 and December 31, 2014 and fees billed for other services rendered by KPMG LLP during those periods.

	2015	2014
Audit fees(1)	$1,737,132	$2,162,570
Audit-related fees(2)	254,000	46,000
Tax fees(3)	0	0
All other fees(4)	0	0
Total fees	$1,991,132	$2,208,570

(1)	Audit fees consist of the aggregate fees billed for professional services rendered by KPMG LLP for the audit and review of financial statements and services provided in connection with statutory and regulatory filings (domestic and international) and the audit of management’s assessment of internal control over financial reporting.
(2)	Audit-related fees consist of the aggregate fees billed for professional services rendered by KPMG LLP for employee benefit plan audits, certain due diligence services and accounting consultation and, for 2015, the audit of carve-out financial statements for our U.S. IT business, which we sold to Mastech, Inc. in 2015. The $254,000 includes $210,000 billed to us by KPMG LLP for the audit of the carve-out financial statements, but we were reimbursed $110,000 for such fees by Mastech, Inc.
(3)	None.
(4)	None.

The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of KPMG LLP, and all such services were approved by the Audit Committee.

The Audit Committee has established a policy regarding pre-approval of the audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee will not approve any service that will impair the independence of the independent registered public accounting firm. The pre-approval policy requires each audit service and each non-audit service in excess of $50,000 performed by the independent registered public accounting firm to receive the specific prior approval of the entire Audit Committee. The Chairman of the Audit Committee has authority to approve any non-audit service equal to or less than $50,000, and any subsequent fee adjustments which, in the aggregate for each non-audit service, are equal to or less than $15,000. Only if the cost of any audit or non-audit service exceeds by the greater of ten percent or $5,000 the amount previously approved by the Audit Committee or the Chairman of the Audit Committee must the Audit Committee or the Chairman of the Audit Committee give prior approval for the additional cost. The Chairman of the Audit Committee reports any approvals pursuant to such authority to the Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s pre-approval responsibilities to management. The independent registered public accounting firm must provide the Audit Committee or the Chairman of the Audit Committee with a description of each specific audit or non-audit service to be rendered and detailed documentation for any fee increase requests.

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the annual meeting (assuming a quorum is present) is required for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year 2016. Consequently, broker non-votes will have no effect on the ratification of the appointment, but abstentions will act as a vote against ratification of the appointment. Shares of common stock represented by executed, but unmarked, proxies will be voted in favor of the ratification of the appointment. If the appointment is not ratified by a majority of the votes cast, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in our best interest.

Our Board of Directors recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as independent registered public accounting firm to audit our financial statements and management’s assessment of internal controls over financial reporting for our fiscal year 2016.

PROPOSAL 4: TO APPROVE AN AMENDMENT AND RESTATEMENT OF THE HUDSON GLOBAL, INC. 2009 INCENTIVE STOCK AND AWARDS PLAN

Summary of Proposal

General.  Our Board of Directors is seeking stockholder approval of the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan, as amended and restated, which we refer to as the “Plan.” We amended and restated the Plan primarily to increase the number of shares of our Common Stock authorized for issuance under the Plan by 2,400,000 shares to continue to meet our compensation goals for current and future years.

The two complementary goals of the Plan are to attract and retain outstanding individuals to serve as officers, directors, employees and consultants or other independent contractors to our company and to increase stockholder value. Through the Plan, we seek to provide a direct link between stockholder value and compensation awards through the use of awards of shares of our Common Stock, monetary payments based on the value of our Common Stock and other incentive compensation awards that are based on our financial performance.

Background.  The Plan was initially approved by our stockholders and became effective on May 12, 2009. Our stockholders subsequently approved an amendment and restatement of the Plan on April 26, 2012. On March 1, 2016, our Board of Directors approved a second amendment and restatement of the Plan, subject to the approval of the stockholders at the 2016 annual meeting, to increase the total number of shares of Common Stock available for issuance under the Plan by 2,400,000 shares and to make certain other changes described below. As of March 1, 2016, there remain a total of approximately 792,000 shares available under the Plan, before any increase in available shares takes effect.

Our Amended and Restated Certificate of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock, and, as of March 1, 2016, there were 34,407,697 shares of Common Stock issued and outstanding. The market value of one share of Common Stock as of the close of market on March 1, 2016 was $2.70.

Plan Highlights.  The Plan contains the following provisions that govern award practices:

•	Administration by the Compensation Committee of our Board of Directors, which we refer to as the “Committee” and which is composed entirely of independent directors.
•	Performance-based awards that we approve under the Plan must be based on objective performance goals that the Committee establishes.
•	A change in control definition that is triggered only upon consummation of a change in control event.
•	Exercise prices for stock options and stock appreciation rights must be at least 100% of fair market value on the date of grant of the award.
•	Awards may not be repriced or backdated.
•	Stockholders must approve any plan amendment that constitutes a “material amendment” in accordance with NASDAQ standards.
•	Awards to individual participants are subject to limits, based on the type of award granted, as to the number of shares or value received.

Dilution.  The proposed amendment and restatement would increase the number of shares that we may issue under the Plan by 2,400,000 shares. This proposed increase in shares to be available for issuance under the Plan could result in a maximum potential dilution to our existing stockholders of approximately 6.36%.

We calculated the dilution level of 6.36% based on 34,407,697 shares of Common Stock outstanding as of March 1, 2016, 870,000 shares (consisting of 190,000 shares underlying stock options, 680,000 shares of unearned restricted stock not included in the shares of Common Stock outstanding and 0 shares underlying restricted stock units) reserved for outstanding awards as of March 1, 2016 and the proposed increase of 2,400,000 shares to be available for issuance under the Plan. Based on these figures, our fully-diluted number of shares of Common Stock outstanding is 37,677,697 shares after taking into account all shares already issued and the maximum number of shares that might be issued under the Plan, including the proposed increase of 2,400,000 shares to be available for issuance under the Plan.

Summary of the Terms of the Plan

General.  The following is a summary of the material provisions of the Plan as amended and restated. A copy of the Plan is attached to this Proxy Statement as Exhibit A and is incorporated by reference into this Proxy Statement in its entirety. This summary is subject to the language of the Plan and the text of the Plan shall control if there is any inconsistency between this summary and the Plan text.

Administration and Eligibility.  The Plan is administered by the Compensation Committee (the “Committee”) of Hudson Global, Inc. (the “Company”), which has the authority to interpret the provisions of the Plan; make, change and rescind rules and regulations relating to the Plan; and make changes to, or reconcile any inconsistency in, any award or agreement covering an award. The Committee may designate any of the following as a participant under the Plan: any officer or other employee of the Company or its affiliates or individuals engaged to become an officer or employee, consultants or other independent contractors who provide services to the Company or its affiliates and non-employee directors of the Company. The selection of participants is based upon the Committee’s opinion that the participant is in a position to contribute materially to the Company’s continued growth and development and to its long-term financial success. We currently have four non-employee directors, three executive officers and approximately 25 other employees who are eligible to participate in the Plan. We do not currently intend to grant awards under the Plan to any consultants.

Types of Awards.  Awards under the Plan may consist of incentive awards, stock options, stock appreciation rights, performance shares, performance units, shares of Common Stock, restricted stock, restricted stock units or other stock-based awards as determined by the Committee. The Committee may grant any type of award to any participant it selects, but only employees of the Company or its subsidiaries may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing contained in the Plan) in substitution for any other award (or any other award granted under another plan of the Company or any affiliate). In addition, the Committee is authorized to provide or make awards in a manner that complies with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” so that the awards will avoid a plan failure as described in Code Section 409A(1). The Committee’s authorization includes the authority to defer payments or wait for specified distribution events, as provided in Code Section 409A(2).

Shares Reserved under the Plan.  Under the Plan prior to the currently proposed amendment and restatement, an aggregate of 2,500,000 shares of Common Stock, plus the number of shares of Common Stock issuable under awards outstanding under the Plan as of April 26, 2012, plus the number of shares available for issuance under the Plan that had not been made subject to an outstanding award as of April 26, 2012, plus any shares subject to awards granted under the Long Term Incentive Plan that would again become available for new grants under the terms of such plan if such plan were still in effect, were reserved for issuance, subject to adjustment as described below. The Plan as amended and restated provides that, subject to adjustment as described below, as of the date that our stockholders approve the Plan as amended and restated, an aggregate of 2,400,000 shares of Common Stock, plus the number of shares of Common Stock issuable under awards outstanding under the Plan as of such date, plus the number of shares available for issuance under the Plan that have not been made subject to an outstanding award as of such date, plus any shares subject to awards granted under the Long Term Incentive Plan that would again become available for new grants under the terms of such plan if such plan were still in effect, will be reserved for issuance under the Plan. The number of shares reserved for issuance will be depleted on the grant date of an award by the maximum number of shares of Common Stock, if any, with respect to which such award is granted.

In general, (a) if an award granted under the Plan lapses, expires, terminates or is cancelled without the issuance of shares under, or the payment of other compensation with respect to shares covered by, the award, (b) if it is determined during or at the conclusion of the term of an award that all or some portion of the shares with respect to which the award was granted will not be issuable, or that other compensation with respect to shares covered by the award will not be payable, (c) if shares are forfeited under an award, (d) if shares are issued under any award and the Company reacquires them pursuant to rights reserved by the Company upon the issuance of the shares, (e) if shares are tendered or withheld to satisfy federal, state or local tax withholding obligations, or (f) if shares are tendered or withheld in payment of the exercise price of an outstanding stock option or as a result of the net settlement of an outstanding stock appreciation right, then such shares may again be used for new awards under the Plan. Shares that are purchased by the Company using proceeds from option exercises may never be made available for issuance under the Plan.

Under the Plan as amended and restated, no participant may be granted awards under the Plan that could result in such participant:

•	receiving options for, and/or stock appreciation rights with respect to, more than 500,000 shares of Common Stock (100,000 shares if the participant is a non-employee director) during any fiscal year of the Company;
•	receiving awards of restricted stock and/or restricted stock units relating to more than 500,000 shares of Common Stock (100,000 shares if the participant is a non-employee director) during any fiscal year of the Company;
•	receiving, with respect to an award of performance shares and/or an award of performance units the value of which is based on the fair market value of a share of Common Stock, payment of more than 500,000 shares of Common Stock in respect of any period of two consecutive fiscal years of the Company, or for more than 750,000 shares of Common Stock in respect of any period of three consecutive fiscal years of the Company;
•	receiving, with respect to an annual incentive award in respect of any fiscal year of the Company, a cash payment of more than $3,000,000;
•	receiving, with respect to a long-term incentive award and/or an award of performance units the value of which is not based on the fair market value of a share of Common Stock, a cash payment of more than $6,000,000 in respect of any period of two consecutive fiscal years of the Company or of more than $9,000,000 in respect of any period of three consecutive fiscal years of the Company; or
•	receiving other stock-based awards relating to more than 250,000 shares of Common Stock (awards with a total value of more than $400,000 if the participant is a non-employee director) during any fiscal year of the Company.

Each of these limitations is subject to adjustment as described below.

Options.  The Committee has the authority to grant stock options and to determine all terms and conditions of each stock option. Stock options are granted to participants at such time as the Committee determines. The Committee also determines the number of options granted, whether an option is to be an incentive stock option or non-qualified stock option and the grant date for the option, which may not be any date prior to the date that the Committee approves the grant. The Committee fixes the option price per share of Common Stock, which may never be less than the fair market value of a share of Common Stock on the date of grant. The Committee determines the expiration date of each option except that the expiration date may not be later than ten years after the date of grant. Options are exercisable at such times and be subject to such restrictions and conditions as the Committee deems necessary or advisable. Participants do not have a right to receive dividend payments or dividend equivalent payments with respect to shares of Common Stock subject to an outstanding stock option award.

Stock Appreciation Rights.  The Committee has the authority to grant stock appreciation rights, which are also referred to as SARs. A SAR is the right of a participant to receive cash in an amount, and/or Common Stock with a fair market value, equal to the appreciation of the fair market value of a share of Common Stock during a specified period of time. The Plan provides that the Committee determines all terms and conditions of each stock appreciation right including (i) whether the SAR is granted independently of a stock option or relates to a stock option, (ii) the grant date, which may not be a date prior to the date the Committee approves the grant, (iii) the number of shares of Common Stock to which the SAR relates, (iv) the grant price, which may never be less than the fair market value of the Common Stock subject to the SAR as determined on the date of grant, (v) the terms and conditions of exercise or maturity, including vesting, (vi) a term that must be no later than ten years after the date of grant, and (vii) whether the SAR will settle in cash,

Common Stock or a combination of the two. Participants do not have a right to receive dividend payments or dividend equivalent payments with respect to shares of Common Stock subject to an outstanding SAR award.

Performance and Stock Awards.  The Committee has the authority to grant awards of shares of Common Stock, restricted stock, restricted stock units, performance shares or performance units. Restricted stock means shares of Common Stock that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of corporate, subsidiary or business unit performance goals established by the Committee and/or upon the completion of a period of service. Restricted stock unit means the right to receive cash and/or shares of Common Stock the value of which is equal to the fair market value of one share, to the extent corporate, subsidiary or business unit performance goals established by the Committee are achieved. Performance shares means the right to receive shares of Common Stock to the extent corporate, subsidiary or business unit performance goals established by the Committee are achieved. Performance units means the right to receive cash and/or shares of Common Stock valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of Common Stock, to the extent corporate, subsidiary or business unit performance goals established by the Committee are achieved.

The Committee determines all terms and conditions of the awards including (i) the number of shares of Common Stock and/or units to which such award relates, (ii) whether performance goals must be achieved for the participant to realize any portion of the benefit provided under the award, (iii) the length of the vesting and/or performance period and, if different, the date that payment of the benefit will be made, (iv) with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of Common Stock, and (v) with respect to performance units and restricted stock units, whether the awards will settle in cash, in shares of Common Stock, or in a combination of the two. Under the Plan as amended and restated, participants will not receive dividend payments or dividend equivalent payments with respect to unearned shares of Common Stock under awards of performance shares or performance units.

Performance Goals.  For purposes of the Plan, performance goals mean any goals the Committee establishes that relate to one or more of the following with respect to our company or any one or more of our subsidiaries, affiliates or other business units: revenues; gross margin; expenses; cost reductions; income including net income, operating income, income from continuing operations or margins; earnings or earnings per share, including before taxes, income taxes, interest, other non-operating expense, special charges, and/or depreciation and amortization; cash flow; debt; ratio of debt to equity or other financial measure that appears on our financial statements or is derived from one or more amounts that appear on our financial statements; return on stockholders equity, capital, assets or other financial measure that appears on our financial statements or is derived from one or more amounts that appear on our financial statements; working capital or any of its components, including accounts receivable or accounts payable; assets; stock price; dividend payments; economic value added; market share; employee engagement; or a combination of any of the foregoing. In addition, in the case of awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), the Committee may establish other performance goals not listed in the Plan.

As to each performance goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of (i) gains or losses on the disposition of a business, (ii) changes in tax or accounting principles, regulations or laws, (iii) changes in the value of individual balance sheet items in excess of $1,000,000 that impact the income statement, and (iv) mergers or acquisitions, that in all of the foregoing we identify in our audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of our annual report. Also, the Committee may, to the extent consistent with Code Section 162(m), appropriately adjust any evaluation of performance under a performance goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by us; (iv) discontinued operations; (v) charges for reorganizing and restructuring; and (vi) extraordinary, unusual and/or non-recurring items of gain or loss.

Other Stock-Based Awards.  The Committee has the authority to grant other types of awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, either alone or in addition to or in conjunction with other awards, and payable in shares of Common Stock or cash. Such awards may include shares of unrestricted Common Stock, which may be awarded, without limitation, as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or upon the attainment of performance goals or otherwise, or rights to acquire shares of Common Stock from us. The Committee determines all terms and conditions of the award, including the time or times at which such award will be made and the number of shares of Common Stock to be granted pursuant to such award or to which such award will relate. Any award that provides for purchase rights must be priced at 100% of the fair market value of a share of Common Stock on the date of the award.

Incentive Awards.  The Committee has the authority to grant annual and long-term incentive awards. An incentive award is the right to receive a cash payment to the extent performance goals are achieved. The Committee determines all terms and conditions of an annual or long-term incentive award, including the performance goals, performance period, the potential amount payable, the type of payment and the timing of payment. The Committee must require that payment of all or any portion of the amount subject to the incentive award is contingent on the achievement or partial achievement of one or more performance goals during the period the Committee specifies. The Committee may deem that performance goals subject to an award are achieved upon a participant’s death, disability or retirement or such other circumstances as the Committee may specify. The performance period for an annual incentive award must relate to a period of at least one of our fiscal years, and the performance period for a long-term incentive award must relate to a period of more than one of our fiscal years, except in each case, if the award is made at the time of commencement of employment with us or on the occasion of a promotion, then the award may relate to a shorter period. Payment of an incentive award will be in cash except to the extent the Committee determines that payment will be in shares of Common Stock or restricted stock, either on a mandatory basis or at the election of the participant receiving the award, having a fair market value at the time of the payment equal to the amount payable according to the terms of the incentive award.

Amendment of Minimum Vesting and Performance Periods.  Notwithstanding the requirements for minimum vesting and/or performance period for an award included in the Plan, the Plan provides that the Committee may impose, at the time an award is granted or any later date, a shorter vesting and/or performance period to take into account a participant’s hire or promotion, or may accelerate the vesting or deem an award earned, in whole or in part, on a participant’s death, disability or retirement or a change in control of our company.

Under the Plan, a change in control of our company is generally deemed to occur upon (i) the consummation of a consolidation, merger, share exchange or reorganization involving us, except for certain transactions that do not result in another person acquiring control of us; (ii) (A) our stockholders approval of a plan of complete liquidation or dissolution of us or (B) the consummation of a sale or disposition by us of substantially all of our assets, other than a sale of substantially all of our assets to an entity at least 75% of combined voting power of the voting securities of which are owned by our stockholders in substantially the same proportions as their ownership immediately prior to such sale; (iii) any person, with certain exceptions, becoming the beneficial owner of our securities representing more than 20% of our outstanding shares of common stock or combined voting power of our outstanding voting securities; or (iv) individuals who were directors as of March 1, 2016 and any new director whose appointment or election was approved or recommended by a vote of at least two-thirds of the directors then in office who were either directors on that date or whose appointment or election was previously so approved or recommended ceasing to constitute a majority of our directors.

Transferability.  Awards are not transferable other than by will or the laws of descent and distribution, unless the Committee allows a participant to (i) designate in writing a beneficiary to exercise the award or receive payment under the award after the participant’s death, (ii) transfer an award to the former spouse of the participant as required by a domestic relations order incident to a divorce, or (iii) transfer an award; provided that the participant may not receive consideration for such a transfer of an award.

Recoupment of Awards.  Any awards granted on or after February 24, 2012 and any shares of Common Stock issued or cash paid under such an award are subject to recoupment or clawback if required by any policy that we may adopt from time to time, or any applicable law, regulation or listing standard.

Adjustments.  If (i) we are involved in a merger or other transaction in which shares of Common Stock are changed or exchanged, (ii) we subdivide or combine shares of Common Stock or declare a dividend payable in shares of Common Stock, other securities or other property, (iii) we effect a cash dividend that exceeds 10% of the trading price of the shares of Common Stock or any other dividend or distribution in the form of cash or a repurchase of shares of Common Stock that the Board determines is special or extraordinary or that is in connection with a recapitalization or reorganization, or (iv) any other event shall occur that, in the case of this clause (iv), in the judgment of the Committee requires an adjustment to prevent dilution or enlargement of the benefits intended to be made available under the Plan, then the Committee will, in a manner it deems equitable, adjust any or all of (A) the number and type of shares of Common Stock subject to the Plan and which may, after the event, be made the subject of awards; (B) the number and type of shares of Common Stock subject to outstanding awards; (C) the grant, purchase or exercise price with respect to any award; and (D) to the extent such discretion does not cause an award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the performance goals of an award. In any such case, the Committee may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award.

The Committee may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, and without affecting the number of shares of Common Stock otherwise reserved or available under the Plan, authorize the issuance or assumption of awards upon terms it deems appropriate.

Term of Plan.  Unless earlier terminated by the Board of Directors or the Committee, the Plan as amended and restated will remain in effect until the earlier of (i) March 1, 2026, which is the tenth anniversary of the Board of Directors’ approval of the amendment and restatement of the Plan, or (ii) the date all shares reserved for issuance have been issued.

Termination and Amendment.  The Board of Directors or the Committee may amend, alter, suspend, discontinue or terminate the Plan at any time, subject to the following limitations:

•	the Board must approve any amendment to the Plan if we determine such approval is required by prior action of the Board, applicable corporate law or any other applicable law;
•	stockholders must approve any amendment to the Plan if we determine that such approval is required by Section 16 of the Securities Exchange Act of 1934, the Code, the listing requirements of any principal securities exchange or market on which the shares are then traded or any other applicable law; and
•	stockholders must approve any amendment to the Plan that materially increases the number of shares of Common Stock reserved under the Plan or the limitations stated in the Plan on the number of shares of Common Stock that participants may receive through an award or that amends the provisions relating to the prohibition on re-pricing of outstanding options and SARs.

The Committee may modify or amend any award, or waive any restrictions or conditions applicable to any award or the exercise of the award, or amend, modify or cancel any terms and conditions applicable to any award, in each case by mutual agreement of the Committee and the award holder, so long as any such action does not increase the number of shares of Common Stock issuable under the Plan. The Committee need not obtain the award holder’s consent for any such action that is permitted by the adjustment provisions of the Plan or for any such action: (i) to the extent the Committee deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Common Stock is then traded; (ii) to the extent the Committee deems such action is necessary to preserve favorable accounting or tax treatment of any award for us; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the award holder. The Plan also provides that the Committee shall have the authority to modify or amend any award granted under the Long Term Incentive Plan to waive restrictions or conditions applicable to any such award or to include award terms consistent with the permitted terms of awards granted under the Plan, except that the Committee is prohibited from repricing awards as discussed below.

The authority of the Board and the Committee to terminate or modify the Plan or awards will extend beyond the termination date of the Plan. In addition, termination of the Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

Repricing Prohibited.  Except for the adjustments provided for in the Plan, neither the Committee nor any other person may decrease the exercise price for any outstanding stock option or SAR after the date of grant, cancel an outstanding stock option or SAR in exchange for cash or other securities (other than cash or other securities with a fair market value equal to the excess of the fair market value of the shares subject to such stock option or SAR at the time of cancellation over the exercise or grant price for such shares), or allow a participant to surrender an outstanding stock option or SAR to us as consideration for the grant of a new stock option or SAR with a lower exercise price.

Foreign Participation.  To assure the viability of awards granted to participants employed or residing in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using the Plan in a foreign country will not affect the terms of the Plan for any other country.

Certain U.S. Federal Income Tax Consequences.  The following summarizes certain U.S. federal income tax consequences relating to the Plan under current tax law.

Tax Consequences of Stock Options.  The grant of a stock option will create no income tax consequences to the Company or the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Upon the participant’s subsequent disposition of the shares of Common Stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the exercise date.

In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option (except that the alternative minimum tax may apply). Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the Common Stock acquired pursuant to the exercise of an incentive stock option and the Company will not be allowed a deduction. If the participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights.  The grant of a stock appreciation right will create no income tax consequences to the Company or the recipient. Upon the exercise or maturity of a stock appreciation right, the participant will recognize ordinary income equal to the amount of cash and the fair market value of any shares received. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If shares are delivered under the stock appreciation right, upon the participant’s subsequent disposition of the shares, the participant will recognize capital gain or loss

(long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

Restricted Stock.  Generally, a participant will not recognize income and the Company will not be entitled to a deduction at the time an award of restricted stock is made, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time (less the amount, if any, the participant paid for such restricted stock). The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and the Company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then the Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of any deduction the Company originally claimed with respect to such shares.

Performance Shares.  The grant of performance shares will create no income tax consequences for the Company or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described previously. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant. Upon the participant’s subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

Performance Units and Restricted Stock Units.  The grant of a performance unit or restricted stock unit will create no income tax consequences to the Company or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance or vesting period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and the Company will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

Incentive Awards.  A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and the Company will be entitled to a corresponding deduction in the same amount and at the same time.

Withholding.  In the event the Company is required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a participant as a result of the grant, vesting, payment or settlement of an award or disposition of any shares of Common Stock acquired under an award, the Company may deduct from any payments of any kind otherwise due the participant cash, or with the consent of the Committee, shares of Common Stock otherwise deliverable or vesting under an award, to satisfy such tax obligations. Alternatively, the Company may require such participant to pay to the Company or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If shares of Common Stock are deliverable on exercise or payment of an award, then the Committee may permit a participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such award by electing to (i) have the Company withhold shares otherwise issuable under the award, (ii) tender back shares received in connection with such award, or (iii) deliver other previously owned shares, in each case having a fair market value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge.

Additional Taxes Under Section 409A.  If an award under the Plan is considered non-qualified deferred compensation and such award is neither exempt from nor compliant with the requirements of Code Section 409A, then the participant will be subject to an additional 20% income tax on the value of the award when it is no longer subject to a substantial risk of forfeiture, as well as interest on the income taxes that were owed from the date of vesting to the date such taxes are paid.

No Guarantee of Tax Treatment.  Notwithstanding any provision of the Plan, the Company does not guarantee that (i) any award intended to be exempt from Code Section 409A is so exempt, (ii) any award intended to comply with Code Section 409A or Section 422 does so comply, or (iii) any award will otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any of its affiliates indemnify, defend or hold harmless any individual with respect to the tax consequences of any award.

Section 162(m) Limit on Deductibility of Compensation.  Code Section 162(m) limits the deduction the Company can take for compensation it pays to its Chief Executive Officer and the three other highest paid officers other than the Chief Financial Officer (determined as of the end of each year) to $1 million per year per individual. However, certain performance-based compensation that meets the requirements of Code Section 162(m) does not have to be included when determining whether the $1 million limit has been met. The Plan is designed so that awards granted to the covered individuals may meet the Code Section 162(m) requirements for performance-based compensation.

New Plan Benefits.  We cannot currently determine the awards that may be granted under the Plan in the future to the executive officers named in this Proxy Statement, other officers, non-employee directors or other persons. The Committee will make such determinations from time to time.

Equity Compensation Plan Information.  The following table provides information about the Company’s equity compensation plans as of December 31, 2015.

Plan category	Number of securities to be issued upon the exercise of outstanding options	Weighted-average exercise price of outstanding options(1)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders:
Long Term Incentive Plan	156,000	$9.94	—	(2)
2009 Incentive Stock and Awards Plan	50,000	$2.49	792,326	(2)
Employee Stock Purchase Plan	—	—	116,329	(3)
Equity compensation plans not approved by security holders	—	$—	—
Total	206,000	$8.13	908,655

(1)	Consists of the weighted-average exercise price of outstanding stock options. As of December 31, 2015, the weighted-average remaining term of outstanding stock options was approximately 2.22 years. We do not pay dividends or dividend equivalents with respect to outstanding options to purchase our Common Stock.
(2)	Excludes 680,000 unvested shares of restricted common stock and restricted stock units previously issued under the Hudson Global, Inc. Long Term Incentive Plan and 2009 Incentive Stock and Awards Plan.
(3)	The Company suspended the Hudson Global, Inc. Employee Stock Purchase Plan effective January 1, 2009.

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting (assuming a quorum is present) is required for approval of the amendment and restatement of the Plan. Consequently, broker non-votes will have no impact on the approval of the amendment and restatement of the Plan, but abstentions will act as a vote against approval of the amendment and restatement of the Plan. Unless otherwise specified, the proxies solicited hereby will be voted in favor of the above proposal. In the event that the amendment and restatement of the Plan is not approved by our stockholders at the Annual Meeting, the Plan as in effect prior to the currently proposed amendment and restatement will remain in full force and effect.

Our Board of Directors recommends each stockholder vote “FOR” the amendment and restatement of the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan. Shares of common stock represented by executed, but unmarked, proxies will be voted “FOR” such amendment and restatement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports concerning their ownership of our equity securities with the Securities and Exchange Commission. Based solely on a review of the copies of such forms furnished to us and on written representations that no Form 5 was required to be filed, we believe that, during the fiscal year ended December 31, 2015, all of our directors and executive officers timely complied with the Section 16(a) filing requirements.

OTHER MATTERS

Stockholder Proposals

Proposals which our stockholders intend to present at, and wish to have included in our proxy statement for, the 2017 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be delivered to our Corporate Secretary at our New York office located at 1325 Avenue of the Americas, 12th Floor, New York, New York 10019 by December 14, 2016. In addition, a stockholder who intends to present business, including nominating persons for election as directors, other than pursuant to Rule 14a-8 at the 2017 annual meeting must comply with the requirements set forth in our By-Laws. Among other things, to bring business before an annual meeting, a stockholder must give written notice of such business, complying with our By-Laws, to our Corporate Secretary not less than 45 days and not more than 75 days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under our By-Laws, if we do not receive notice of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals stockholders intend to present at the 2017 annual meeting, but do not intend to include in our proxy statement for such meeting) on or after January 28, 2017 and on or prior to February 27, 2017, then the notice will be considered untimely and we will not be required to present the proposal at the 2017 annual meeting. If our Board of Directors chooses to present the proposal at the 2017 annual meeting, then the persons named in proxies solicited by our Board of Directors for the 2017 annual meeting may exercise discretionary voting power with respect to such proposal.

Proxy Solicitation

We will pay all costs that we incur in connection with the solicitation of proxies for the annual meeting. In addition to soliciting proxies by mail, certain of our officers and other employees may solicit proxies personally, by telephone or by electronic communication. We will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold our common stock. We have retained Georgeson LLC to aid in the solicitation at an estimated cost of $11,000 plus reimbursable out-of-pocket expenses.

Stockholders Sharing the Same Address

Pursuant to the rules of the Securities and Exchange Commission, services that deliver our communications to stockholders that hold their shares through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of our annual report to stockholders and proxy statement, unless we have received contrary instructions from one or more of the stockholders. Upon written or oral request, we will promptly deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders sharing an address who are currently receiving multiple copies of the annual report to stockholders and/or proxy statement may also request delivery of a single copy upon oral or written request. Stockholders may notify us of their requests by writing Philip A. Skalski, Corporate Secretary, Hudson Global, Inc., 1325 Avenue of the Americas, 12th Floor, New York, New York 10019 or calling (212) 351-7300.

By Order of the Board of Directors
HUDSON GLOBAL, INC.

Philip A. Skalski
Corporate Secretary

New York, New York
April 13, 2016

EXHIBIT A

HUDSON GLOBAL, INC.

2009 INCENTIVE STOCK AND AWARDS PLAN
As Amended and Restated

1. Purposes, History and Effective Date.

(a) Purpose.  The Hudson Global, Inc. 2009 Incentive Stock and Awards Plan, as amended and restated, has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees and consultants and (ii) to increase stockholder value. The Plan will provide participants incentives to increase stockholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

(b) History.  Prior to the effective date of this Plan, the Company had in effect the Prior Plan, which was originally effective March 12, 2003. Upon stockholder approval of this Plan on May 12, 2009, the Prior Plan terminated and no new awards have been granted under the Prior Plan after such date, although awards granted under the Prior Plan and still outstanding continue to be subject to all terms and conditions of the Prior Plan, subject to Section 15(c) of this Plan. The Plan was amended and restated effective February 24, 2012 and approved by the Company’s stockholders on April 26, 2012. The Board again amended and restated this Plan effective March 1, 2016 (the “Board Approval Date”), contingent on subsequent stockholder approval of this Plan as amended and restated.

(c) Effective Date.  This Plan became effective on, and Awards may be granted under this Plan on and after, the Effective Date. This Plan will terminate as provided in Section 15.

2. Definitions.  Capitalized terms used in this Plan have the following meanings:

(a) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act or any successor rule or regulation thereto.

(b) “Amendment Approval Date” means the date on which the Company’s stockholders approve this Plan as amended and restated by the Board on March 1, 2016.

(c) “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Shares, Restricted Stock, Restricted Stock Units, an Incentive Award or any other type of award permitted under this Plan. Any Award granted under this Plan shall be provided or made in such manner and at such time as complies with the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1), including, without limitation, deferring payment to a specified employee or until a specified distribution event, as provided in Code Section 409A(a)(2).

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means the occurrence of any one of the following events:

(i) the consummation of a consolidation, merger, share exchange or reorganization involving the Company, unless such consolidation, merger, share exchange or reorganization is a “Non-Control Transaction” (as defined below);

(ii) (A) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or (B) the consummation of the sale or disposition by the Company of all, or substantially all, of the assets of the Company (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all, or substantially all, of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale;

(iii) any Person (other than (A) the Company, (B) any Subsidiary, (C) a trustee or other fiduciary holding securities under any employee benefit plan (or any trust forming a part thereof) maintained by the Company or any Subsidiary or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock in the Company) is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company after the Effective Date pursuant to express authorization by the Board that refers to this exception) representing more than 20% of the then outstanding shares of Stock or the combined voting power of the Company’s then outstanding voting securities; or

(iv) the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, as of the Board Approval Date, constitute the entire Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the Directors then still in office who either were Directors on the Board Approval Date or whose appointment, election or nomination for election was previously so approved or recommended.

Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions. A “Non-Control Transaction” shall mean a consolidation, merger, share exchange or reorganization of the Company where (A) the stockholders of the Company immediately before such consolidation, merger, share exchange or reorganization beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the outstanding voting securities of the corporation resulting from such consolidation, merger, share exchange or reorganization (the “Surviving Corporation”); (B) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such consolidation, merger, share exchange or reorganization constitute at least 50% of the members of the board of directors of the Surviving Corporation; and (C) no Person (other than (1) the Company, (2) any Subsidiary or (3) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company after the Effective Date pursuant to express authorization by the Board that refers to this exception) representing more than 20% of the then outstanding shares of the common stock of the Surviving Corporation or the combined voting power of the Surviving Corporation’s then outstanding voting securities.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(g) “Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority).

(h) “Company” means Hudson Global, Inc., a Delaware corporation, or any successor thereto.

(i) “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not an employee of the Company or its Subsidiaries.

(j) “Effective Date” means May 12, 2009.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(l) “Fair Market Value” means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Stock is then traded, as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used. Notwithstanding the foregoing, in the case of the sale of Shares, the actual sale price shall be the Fair Market Value of such Shares.

(m) “Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved, and shall include “Annual Incentive Awards” as described in Section 10 and “Long-Term Incentive Awards” as described in Section 11.

(n) “Option” means the right to purchase Shares at a stated price for a specified period of time.

(o) “Participant” means an individual selected by the Committee to receive an Award.

(p) “Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries, Affiliates or other business units: revenues; gross margin; expenses; cost reductions; income, including net income, operating income, income from continuing operations or margins; earnings or earnings per share, including before taxes, income taxes, interest, other non-operating expense, special charges, and/or depreciation and amortization; cash flow; debt; ratio of debt to equity or other financial measure that appears on the Company’s financial statements or is derived from one or more amounts that appear on the Company’s financial statements; return on stockholders equity, capital, assets or other financial measure that appears on the Company’s financial statements or is derived from one or more amounts that appear on the Company’s financial statements; working capital or any of its components, including accounts receivable or accounts payable; assets; stock price; dividend payments; economic value added; market share; employee engagement; or a combination of any of the foregoing. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of (i) gains or losses on the disposition of a business, (ii) changes in tax or accounting principles, regulations or laws, (iii) changes in the value of individual balance sheet items in excess of $1,000,000 that impact the income statement, and (iv) mergers or acquisitions, that in all of the foregoing the Company identifies in its audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s annual report. Also, for Awards intended to be considered “performance-based compensation” under Code Section 162(m), the Committee may, to the extent consistent with Code Section 162(m), appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by the Company; (iv) discontinued operations; (v) charges for reorganizing and restructuring; and (vi) extraordinary, unusual and/or non-recurring items of gain or loss. In addition, in the case of Awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), the Committee may establish other Performance Goals not listed in this Plan or adjust any evaluation of performance under a Performance Goal to the extent the Committee deems appropriate. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(q) “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved.

(r) “Performance Units” means the right to receive cash and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

(s) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(t) “Plan” means this Hudson Global, Inc. 2009 Incentive Stock and Awards Plan, as may be amended from time to time.

(u) “Prior Plan” means the Hudson Highland Group, Inc. Long Term Incentive Plan, as amended.

(v) “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

(w) “Restricted Stock Unit” means the right to receive cash and/or Shares the value of which is equal to the Fair Market Value of one Share.

(x) “Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.

(y) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(z) “Share” means a share of Stock.

(aa) “Stock” means the Common Stock of the Company, $.001 par value.

(bb) “Stock Appreciation Right” or “SAR” means the right of a Participant to receive cash, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(cc) “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3. Administration.

(a) Committee Administration.  In addition to the authority specifically granted to the Committee in this Plan, the Committee has full discretionary authority to administer this Plan, including but not limited to the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Committee determinations shall be made in the sole discretion of the Committee and are final and binding on all interested parties.

(b) Delegation to Other Committees or Officers.  To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of the authority and responsibility of the Committee; provided, however, that no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

(c) Indemnification.  The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions, or determination made, with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.

4. Eligibility.  The Committee may designate any of the following as a Participant from time to time: any officer or other employee of the Company or its Affiliates, an individual that the Company or an Affiliate has engaged to become an officer or employee, a consultant or other independent contractor who provides services to the Company or its Affiliates, or a Director, including a Non-Employee Director. The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year. The Committee’s granting of a particular type of Award to a Participant will not require the Committee to grant any other type of Award to such individual.

5. Types of Awards.  Subject to the terms of this Plan, the Committee may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing contained in Section 15(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6. Shares Reserved under this Plan.

(a) Plan Reserve.  Subject to adjustment as provided in Section 17, as of the Amendment Approval Date, an aggregate of 2,400,000 Shares, plus the number of Shares issuable under Awards outstanding under this Plan as of the Amendment Approval Date, plus the number of Shares available for issuance under this Plan that have not been made subject to an outstanding Award as of the Amendment Approval Date, plus the number of Shares described in Section 6(c), are reserved for issuance under this Plan; provided that only 2,400,000 shares may be issued pursuant to the exercise of incentive stock options. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock. The aggregate number of Shares reserved under this Section 6(a) shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, with respect to which such Award is granted. For purposes of determining the aggregate number of Shares reserved for issuance under the Plan, any fractional Share shall be rounded to the next highest full Share.

(b) Replenishment of Shares Under this Plan.  If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under, or the payment of other compensation with respect to Shares covered by, the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable, or that other compensation with respect to Shares covered by the Award will not be payable, (iii) Shares are forfeited under an Award, (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, (v) Shares are tendered or withheld to satisfy federal, state or local tax withholding obligations or (vi) Shares are tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan, but such Shares may not be issued pursuant to incentive stock options. Notwithstanding the foregoing, in no event shall Shares purchased by the Company using proceeds from Option exercises be recredited to the Plan’s reserve.

(c) Addition of Shares from Predecessor Plans.  After the Amendment Approval Date, if any Shares subject to awards granted under the Prior Plan would again become available for new grants under the terms of such plan if such plan were still in effect (taking into account such plan’s provisions concerning termination or expiration, if any), then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under the first sentence of Section 6(a). Any such Shares will not be available for future awards under the terms of the Prior Plan.

(d) Participant Limitations.  Subject to adjustment as provided in Section 17, no Participant may be granted Awards that could result in such Participant:

(i) receiving Options for, and/or Stock Appreciation Rights with respect to, more than 500,000 Shares (100,000 Shares for Options and/or Stock Appreciation Rights granted to a Non-Employee Director Participant) during any fiscal year of the Company;

(ii) receiving Awards of Restricted Stock and/or Restricted Stock Units relating to more than 500,000 Shares (100,000 Shares for Restricted Stock and/or Restricted Stock Units granted to a Non-Employee Director Participant) during any fiscal year of the Company;

(iii) receiving, with respect to an Award of Performance Shares and/or an Award of Performance Units the value of which is based on the Fair Market Value of a Share, payment of more than 500,000 Shares in respect of any period of two consecutive fiscal years of the Company, or of more than 750,000 Shares in respect of any period of three consecutive fiscal years of the Company;

(iv) receiving, with respect to an Annual Incentive Award in respect of any fiscal year of the Company, a cash payment of more than $3,000,000;

(v) receiving, with respect to a Long-Term Incentive Award and/or an Award of Performance Units the value of which is not based on the Fair Market Value of a Share, a cash payment of more than $6,000,000 in respect of any period of two consecutive fiscal years of the Company, or of more than $9,000,000 in respect of any period of three consecutive fiscal years of the Company; or

(vi) receiving other Stock-based Awards pursuant to Section 12 relating to more than 250,000 Shares during any fiscal year of the Company; provided that the maximum value of other Stock-based Awards granted during a fiscal year to any Non-Employee Director shall not exceed $400,000 in total value (calculating the value of any such other Stock-based Awards based on the grant date fair value of such Stock-based Awards for financial reporting purposes and excluding, for this purpose, the value of any dividends or dividend equivalents paid on any Shares or Awards).

In all cases, determinations under this Section 6(d) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

7. Options.  Subject to the terms of this Plan, the Committee will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Committee approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of exercise, including vesting; and (f) the term, except that an Option must terminate no later than 10 years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Committee determines otherwise. Except to the extent the Committee determines otherwise, a Participant may exercise an Option in whole or part after the right to exercise the Option has accrued, provided that any partial exercise must be for one hundred (100) Shares or multiples thereof. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

8. Stock Appreciation Rights.  Subject to the terms of this Plan, the Committee will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the grant date, which may not be any day prior to the date that the Committee approves the grant; (c) the number of Shares to which the SAR relates; (d) the grant price, which may never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (e) the terms and conditions of exercise or maturity, including vesting; (f) the term, provided that an SAR must terminate no later than 10 years after the date of grant; and (g) whether the SAR will be settled in cash, Shares or a combination thereof. If an SAR is granted in relation to an Option, then unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to a SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9. Performance and Stock Awards.  Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies; (c) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (e) with respect to Performance Units and Restricted Stock Units, whether to settle such Awards in cash, in Shares, or in a combination of cash and Shares. Performance Shares and Performance Units shall not include a right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award that are not earned due to the failure to satisfy applicable Performance Goals.

10. Annual Incentive Awards.  Subject to the terms of this Plan, the Committee will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, the type of payment, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability (as defined by the Committee) or retirement (as defined by the Committee) or such other circumstances as the Committee may specify; (b) the performance period must relate to a period of at least one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year; and (c) payment will be in cash except to the extent that the Committee determines that payment will be in Shares or Restricted Stock, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the payment equal to the amount payable with respect to the Annual Incentive Award.

11. Long-Term Incentive Awards.  Subject to the terms of this Plan, the Committee will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, the type of payment, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability (as defined by the Committee) or retirement (as defined by the Committee) or such other circumstances as the Committee may specify; (b) the performance period must relate to a period of more than one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a shorter period; and (c) payment will be in cash except to the extent that the Committee determines that payment will be in Shares or Restricted Stock, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the payment equal to the amount payable with respect to the Long-Term Incentive Award.

12. Other Stock-Based Awards.  Subject to the terms of this Plan, the Committee may grant to Participants other types of Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation, such Award may include the issuance of shares of unrestricted Stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of Performance Goals or otherwise, or rights to acquire Stock from the Company. The Committee shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of the Award.

13. Amendment of Minimum Vesting and Performance Periods.  Notwithstanding any provision of this Plan that requires a minimum vesting and/or performance period for an Award, the Committee, at the time an Award is granted or any later date, may subject an Award to a shorter vesting and/or performance period to take into account a Participant’s hire or promotion, or may accelerate the vesting or deem an Award to be earned, in whole or in part, in the event of a Participant’s death, disability (as defined by the Committee) or retirement (as defined by the Committee) or a Change in Control.

14. Transferability.  Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award; provided, however, that the Participant may not receive consideration for such a transfer of an Award.

15. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan.  Unless the Board or the Committee earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate on the earlier of (i) the date that is 10 years from the Board Approval Date and (ii) the date when all Shares reserved for issuance have been issued.

(b) Termination and Amendment.  The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law or (C) any other applicable law;

(ii) stockholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded or (D) any other applicable law; and

(iii) stockholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(d) (except as permitted by Section 17); or (B) an amendment to the provisions of Section 15(e).

(c) Amendment, Modification, Cancellation or Recoupment of Awards.

(i) Except as provided in Section 15(e) and subject to the requirements of this Plan, the Committee may modify or amend any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, or amend, modify or cancel any terms and conditions applicable to any Award, in each case by mutual agreement between the Committee and the Participant or any other person(s) as may then have an interest in the Award, so long as any such action does not increase the number of Shares issuable under this Plan (except as permitted by Section 17), but the Committee need not obtain Participant (or other interested party) consent for any such action that is permitted by the provisions of Section 17(a) or for any such action: (i) to the extent the action is deemed necessary by the Committee to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (ii) to the extent the action is deemed necessary by the Committee to preserve favorable accounting or tax treatment of any Award for the Company; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. In addition, except as provided in Section 15(e) and subject to the requirements of this Plan, the Committee may modify or amend any Award granted to a Participant under the Prior Plan, or waive any restrictions or conditions applicable to any such Award, to include Award terms consistent with the permitted terms of Awards granted under this Plan.

(ii) Any Awards granted pursuant to this Plan on or after February 24, 2012, and any Stock issued or cash paid pursuant to such an Award, shall be subject to any recoupment or clawback policy that may be adopted by the Company from time to time and to any requirement of applicable law, regulation or listing standard that requires the Company to recoup or clawback compensation paid pursuant to such an Award.

(d) Survival of Authority and Awards.  Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 15 will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing Prohibited.  Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 17, neither the Committee nor any other person may decrease the exercise price for any outstanding Option or SAR after the date of grant, cancel an outstanding Option or SAR in exchange for cash or other securities (other than cash or other securities with a Fair Market Value equal to the excess of the Fair Market Value of the Shares subject to such Option or SAR at the time of cancellation over the exercise or grant price for such Shares), or allow a Participant to surrender an outstanding Option or SAR to the Company as consideration for the grant of a new Option or SAR with a lower exercise price.

(f) Foreign Participation.  To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 15(b)(ii).

16. Taxes.

(a) Withholding.  In the event the Company or an Affiliate of the Company is required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or with the consent of the Committee, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b) No Guarantee of Tax Treatment.  Notwithstanding any provision of this Plan to the contrary, the Company does not guarantee to any Participant or any other person(s) with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

17. Adjustment Provisions.

(a) Adjustment of Shares.  If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; or (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than any associated preferred stock purchase rights issued pursuant to that certain Amended and Restated Rights Agreement, dated January 15, 2015, between the Company and Computershare Inc., as rights agent (as may be extended or otherwise amended from time to time), or similar stock purchase rights that the Company might authorize and issue in the future) or other property; or (iii) the Company shall effect a cash dividend the amount of which exceeds 10% of the trading price of the Shares at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur which, in the case of this clause (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 6(d)) and which may after the event be made the subject of Awards under this Plan, including incentive stock options, (B) the number and type of Shares subject to outstanding Awards, (C) the grant, purchase, or exercise price with respect to any Award, and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In any such case, the Committee may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Committee effective at such time as the Committee specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, Options or SARs previously granted to Non-Employee Directors at the time of any event described in this Section 17(a) are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs. Without limitation, in the event of any such merger or similar transaction, subdivision or combination of Shares, dividend or other event described above (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee shall substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction. Notwithstanding the foregoing, if the Company shall subdivide the Shares or the Company shall declare a dividend payable in Shares, and if no action is taken by the Board or the Committee, then the adjustments contemplated by this Section 17(a) that are proportionate shall nevertheless automatically be made as of the date of such subdivision of the Shares or dividend in Shares.

(b) Issuance or Assumption.  Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

18. Miscellaneous.

(a) Other Terms and Conditions.  The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i) one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(ii) the payment of the purchase price of Options (A) by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (B) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (C) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (D) by any combination of (A), (B) and/or (C);

(iii) except in connection with the grant of Awards of Options and SARs, for which Awards this subsection is not applicable, provisions giving the Participant the right to receive dividend payments or dividend equivalent payments with respect to the Shares subject to the Award (but only, in the case of Awards subject to Performance Goals, to the extent the Performance Goals are satisfied), which payments may be either made currently or credited to a nonqualified deferred compensation account for the Participant that complies with the applicable requirements of Code Section 409A, provides for the deferral of payment of such amounts to a specified employee or until a specified event described in Code Section 409A(a)(2), and may be settled in cash or Shares, as the Committee determines;

(iv) restrictions on resale or other disposition of Shares; and

(v) compliance with federal or state securities laws and stock exchange requirements.

(b) Employment and Service.  The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii) a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii) with respect only to Awards granted prior to February 24, 2012, a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment with the Company or any of its Subsidiaries or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required to avoid the income inclusion, interest and additional tax imposed by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c) No Fractional Shares.  No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d) Unfunded Plan.  This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(e) Requirements of Law and Securities Exchange.  The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges. Notwithstanding any provision of this Plan or any document pertaining to Awards granted hereunder to the contrary, this Plan shall be so construed, interpreted and administered to meet the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1).

(f) Governing Law.  This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles.

(g) Limitations on Actions.  Any legal action or proceeding with respect to this Plan, any Award or any award agreement must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(h) Construction.  Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(i) Severability.  If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any award agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

* * *

Hudson Global, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 23, 2016.

Vote by Internet

- Go to **www.envisionreports.com/HSON**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR BY TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Alan L. Bazaar	☐	☐	02 - Richard K. Coleman, Jr.	☐	☐	03 - Jeffrey E. Eberwein	☐	☐
04 - Ian V. Nash	☐	☐	05 - Stephen A. Nolan	☐	☐			

	For	Against	Abstain
2. Approval, by advisory vote, of the compensation of the Company's named executive officers.	☐	☐	☐
3. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2016.	☐	☐	☐
4. To approve an amendment and restatement of the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan.	☐	☐	☐

The Company's Board of Directors recommends a vote "FOR" each of the nominees for director in Proposal 1 and "FOR" Proposals 2, 3 and 4.

B Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give your full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X

02AX5E

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR BY TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

Proxy — Hudson Global, Inc.

Notice of 2016 Annual Meeting of Stockholders

Proxy Solicited on behalf of the Company's Board of Directors for the Annual Meeting to be held May 24, 2016

The undersigned hereby appoints Stephen A. Nolan, Patrick Lyons and Philip A. Skalski, and each of them, with full power to act without the other, and each with the power of substitution, as proxies and attorneys-in-fact to vote, as provided on the reverse side of this proxy, all of the shares of Hudson Global, Inc. Common Stock that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Hudson Global, Inc. to be held on May 24, 2016 at 8:00 A.M. local time or at any adjournment or postponement thereof, with all powers that the undersigned would possess if present at the Annual Meeting.

(Items to be voted appear on reverse side of this proxy.)

C **Non-Voting Items**

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

+